Exhibit 10.2

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of March 28, 2024, among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), the Guarantors party hereto, the Lenders party hereto, Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Agreement Effective Date, the “Existing Loan and Security Agreement”; the Existing Loan and Security Agreement, as further amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (including pursuant to this Agreement), the “Loan and Security Agreement”) by and among the Loan Parties, Agent and the Lenders from time to time party thereto (capitalized terms used in this Agreement and not otherwise defined herein having the meanings assigned to such terms in the Loan and Security Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.

Certain Amendments to the Existing Loan and Security Agreement. In accordance with Section 12.7 of the Loan and Security Agreement, the Existing Loan and Security Agreement is hereby amended (effective immediately) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan and Security Agreement attached as Annex I hereto.

2.	Representations and Warranties.

a.

Each Loan Party, severally and not jointly, represents and warrants to Agent and the Lenders that this Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

b.

Agent represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by Agent and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

c.

Each Lender represents and warrants to each Loan Party that this Agreement has been duly executed and delivered by such Lender and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.

Agreement Effective Date. This Agreement shall become effective on the date on which Agent (or its counsel) shall have received a counterpart signature page of this Agreement duly executed by each Loan Party and each Lender. For the avoidance of doubt, the Agreement Effective Date is the date first written above.

4.

Amendment Fee. Borrower hereby agrees to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $1,000,000, which fee shall immediately and automatically upon the effectiveness of this Agreement, be fully-earned and paid in kind by adding such amount to the aggregate outstanding principal amount of the Term Loan, and such amount shall thenceforth be considered principal (and such capitalized amount shall thenceforth accrue interest thereon) for all purposes of the Loan and Security Agreement and the other Loan Documents.

5.

Loan Document; Effect of Agreement. On and after the date hereof, each reference to the “Loan and Security Agreement” in any other Loan Document shall mean and be a reference to the Loan and Security Agreement as amended hereby. This Agreement shall constitute a Loan Document and the terms of this Agreement shall form a part of the Loan and Security Agreement and shall be deemed integrated therein (including with respect to the Exhibits and Annexes thereto and for purposes of any certificates or certifications required thereunder from time to time). For the avoidance of doubt, each provision of this Agreement shall be binding on Agent, each Lender and each of their respective successors and assigns (including any assignee and/or participant with respect to any Term Loan).

6.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

7.

Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION 11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.

Further Assurances. Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated herein.

9.

Hudson/TRG Subordination Agreement.  Concurrently with the effectiveness of the TRG Credit Facility, Agent agrees that it shall, and each of the Lenders hereby directs Agent to, enter into the Hudson/TRG Subordination Agreement.  Each Secured Party hereby (a) consents to the subordination of its right to payment of the Obligations, and the subordination of the Liens on the Collateral securing the Obligations, on the terms to be set forth in (and, upon its execution, actually set forth in) the Hudson/TRG Subordination Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Hudson/TRG Subordination Agreement and (c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described in the TRG Commitment Letter.  Each of the parties hereto (on behalf of itself and any of its current and/or future successors, assigns and/or participants) agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Section 9 were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Section 8 and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise.

[Reminder of page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above:

LOAN PARTIES:

STATES TITLE HOLDING, INC. (f/k/a DOMA HOLDINGS, INC.), a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF UTAH, LLC (f/k/a NORTH AMERICAN TITLE, LLC), a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

SPEAR AGENCY ACQUISITION INC., a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY, INC. (f/k/a STATES TITLE AGENCY, INC.), a Delaware corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

STATES TITLE, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

TITLE AGENCY HOLDCO, LLC, a Delaware limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

NASSA LLC, a Florida limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Chief Executive Officer

NORTH AMERICAN ASSET DEVELOPMENT, LLC, a California limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF NEW JERSEY, INC. (f/k/a NORTH AMERICAN TITLE AGENCY, INC.), a New Jersey corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

DOMA INSURANCE AGENCY OF ARIZONA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Arizona corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF FLORIDA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Florida corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF ILLINOIS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), an Illinois corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Chief Executive Officer

DOMA INSURANCE AGENCY OF MINNESOTA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Minnesota corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA TITLE AGENCY OF NEVADA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Nevada corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

DOMA INSURANCE AGENCY OF TEXAS, INC. (f/k/a NORTH AMERICAN TITLE COMPANY), a Texas corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

NORTH AMERICAN TITLE COMPANY OF COLORADO, a Colorado corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:    Executive Vice President

DOMA TITLE OF CALIFORNIA, INC. (f/k/a NORTH AMERICAN TITLE COMPANY, INC.), a California corporation

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

DOMA INSURANCE AGENCY OF INDIANA, LLC (f/k/a NORTH AMERICAN TITLE COMPANY, LLC), an Indiana limited liability company

By: /s/ Max Simkoff

Name: Max Simkoff

Title:   Chief Executive Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

AGENT: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD. By: /s/ Gokul Sudarsana Name: Gokul Sudarsana Title: Chief Actuary

[Signature Page to Fourth Amendment to Loan and Security Agreement]

The Lenders:

HSCM BERMUDA FUND LTD.

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

HS SANTANONI LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

HS OPALESCENT LP

By: HUDSON STRUCTURED CAPITAL MANAGEMENT, LTD., its Manager

By: /s/ Gokul Sudarsana

Name: Gokul Sudarsana

Title: Chief Actuary

[Signature Page to Fourth Amendment to Loan and Security Agreement]

ANNEX I

[See Attached.]

EXECUTION VERSION

CONFORMED COPY

AS AMENDED BY (A) COUNTERPART AGREEMENT AND FIRST AMENDMENT, DATED AS

OF JANUARY 29, 2021, (B) SECOND AMENDMENT, DATED AS OF JULY 27, 2021 ~~AND~~,

(C) THIRD AMENDMENT, DATED AS OF MAY 19, 2023 AND (D) FOURTH AMENDMENT, DATED AS

OF MARCH 28, 2024

LOAN AND SECURITY AGREEMENT,

~~DOMA HOLDINGS~~STATES TITLE HOLDING, INC., A DELAWARE CORPORATION,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD., AS AGENT

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

Dated as of December 31, 2020,

As amended as of January 29, 2021, as of July 27, 2021 and as of May 19, 2023

TABLE OF CONTENTS

1	ACCOUNTING AND OTHER TERMS		1

2	LOAN AND TERMS OF PAYMENT		1
	2.1	Promise to Pay	1
	2.2	Term Loan	1
	2.3	Payment of Interest on the Term Loan	5
	2.4	Fees	7
	2.5	Payments; Application of Payments	7
	2.6	Withholding	7
	2.7	Mitigation Obligations; Replacement of Lender	9

3	CONDITIONS OF LOANS		9
	3.1	Conditions Precedent to the Effectiveness of this Agreement	9
	3.2	Conditions Precedent to the making of the Term Loan	10
	3.3	Termination Date	12
	3.4	Covenant to Deliver	12
	3.5	Borrowing Procedures	12

4	CREATION OF SECURITY INTEREST		12
	4.1	Pledge	12
	4.2	Grant of Security Interest	13
	4.3	Authorization to File Financing Statements	13
	4.4	Voting	13
	4.5	Powers of Agent; Limitation of Liability	13
	4.6	Certain Covenants as to the Collateral	14
	4.7	Remedies	15
	4.8	Sale Process	16

5	REPRESENTATIONS AND WARRANTIES		16
	5.1	Due Organization; Power and Authority	16
	5.2	Authorization; No Conflicts; Enforceability	16
	5.3	Collateral	17
	5.4	Litigation	17
	5.5	Financial Statements; Financial Condition	17
	5.6	Solvency	17
	5.7	Regulatory Compliance	17
	5.8	Capitalization; Subsidiaries; Investments	18
	5.9	Tax Returns and Payments; Pension Contributions	18
	5.10	Use of Proceeds	18
	5.11	Full Disclosure	18
	5.12	Employee and Labor Matters	18
	5.13	Insurance Licenses	19
	5.14	Insurance	19
	5.15	Sanctions; Anti-Corruption and Anti-Money Laundering Laws	19
	5.16	Anti-Bribery and Corruption	19

6	AFFIRMATIVE COVENANTS		19
	6.1	Government Compliance	19
	6.2	Financial Statements, Reports, Certificates	20
	6.3	Taxes; Pensions	22
	6.4	Insurance	23
	6.5	Operating Accounts	23
	6.6	Protection of Intellectual Property Rights	24
	6.7	[Reserved]	24
	6.8	Access to Collateral; Books and Records	24

i

	6.9	Formation or Acquisition of Subsidiaries	24
	6.10	Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions	24
	6.11	Lender Meetings	25
	6.12	Board Observation Rights	25
	6.13	Further Assurances	25
	6.14	Post-Funding	25

7	NEGATIVE COVENANTS		26
	7.1	Dispositions	26
	7.2	Changes in Business, Management, Control, or Business Locations	27
	7.3	Mergers	27
	7.4	Indebtedness	27
	7.5	Encumbrances	27
	7.6	Distributions; Investments	28
	7.7	Transactions with Affiliates	28
	7.8	Subordinated Debt	28
	7.9	Compliance	29
	7.10	[Reserved]	29
	7.11	Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc	29
	7.12	Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws	29
	7.13	Financial Covenants	29
	7.14	Regulated Insurance Companies	30

8	EVENTS OF DEFAULT		30
	8.1	Payment Default	30
	8.2	Covenant Default	30
	8.3	Attachment; Levy; Restraint on Business	31
	8.4	Insolvency	31
	8.5	Other Agreements	31
	8.6	Judgments; Penalties	31
	8.7	Misrepresentations	31
	8.8	Subordinated Debt	32
	8.9	Governmental Approvals	32
	8.10	Validity; Liens	32

9	RIGHTS AND REMEDIES		32
	9.1	Rights and Remedies	32
	9.2	Power of Attorney	33
	9.3	Protective Payments	34
	9.4	Application of Payments and Proceeds Upon Default	34
	9.5	Agent’s Liability for Collateral	34
	9.6	No Waiver; Remedies Cumulative	34
	9.7	Demand Waiver	34
	9.8	Loan Party Agent	34

10	NOTICES		35

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE		35

12	GENERAL PROVISIONS		36
	12.1	Termination Prior to Term Loan Maturity Date; Survival	36
	12.2	Successors and Assigns	36
	12.3	Indemnification	37
	12.4	Time of Essence	38
	12.5	Severability of Provisions	38
	12.6	Correction of Loan Documents	38
	12.7	Amendments in Writing; Waiver; Integration	38

ii

	12.8	Counterparts	39
	12.9	Confidentiality	39
	12.10	Fees, Costs and Expenses	40
	12.11	Electronic Execution of Documents	40
	12.12	Captions	40
	12.13	Construction of Agreement	40
	12.14	Relationship	40
	12.15	USA PATRIOT Act	40
	12.16	Third Parties	41

13	DEFINITIONS		41
	13.1	Definitions	41

14	AGENT		65
	14.1	Appointment	65
	14.2	Nature of Duties	65
	14.3	Rights, Exculpation, Etc	66
	14.4	Reliance	66
	14.5	Indemnification	66
	14.6	Agent Individually	66
	14.7	Collateral Matters	67
	14.8	Agency for Perfection	67
	14.9	No Reliance on Agent’s Customer Identification Program	67
	14.10	No Third Party Beneficiaries	67
	14.11	No Fiduciary Relationship	68
	14.12	Reports; Confidentiality; Disclaimers	68
	14.13	Collateral Custodian	68
	14.14	Agent May File Proofs of Claim	68

15	GUARANTY		69
	15.1	Guaranty	69
	15.2	Guaranty Absolute	69
	15.3	Waiver	70
	15.4	Continuing Guaranty; Assignments	70
	15.5	Subrogation	71
	15.6	Waivers	71

iii

●	Exhibits

●	Exhibit A – Form of Compliance Certificate
●	Exhibit B – Form of Notice of Borrowing
●	Exhibit C – Form of Counterpart Agreement
●	Exhibit D – Form of Warrant

●	Schedules

●	Schedule 1- Term Loan Commitments
●	Schedule 6.2(g) – Excluded Subsidiaries
●	Schedule 7.7 – Permitted Transactions with Affiliates
●	Schedule 13.1(a) – Permitted Indebtedness
●	Schedule 13.1(b) – Permitted Investments
●	Schedule 13.1(c) – Permitted Liens

-iv-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of December 31, 2020 among States Title Holding, Inc. (formerly known as Doma Holdings, Inc.), a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party hereto (each, a “Lender” and collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $150,000,000. The proceeds of the term loan shall be used as described in Section 5.10 hereunder. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

1.    ACCOUNTING AND OTHER TERMS

(a)    Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other capitalized terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

(b)    For purposes of the Loan Documents, whenever a representation or warranty is made to a Loan Party’s knowledge or awareness or the “best of” a Loan Party’s knowledge or awareness, it will be deemed to mean the actual knowledge, after reasonable inquiry, of such Loan Party.

(c)    If any changes in accounting principles or practices from GAAP required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions) results in a change in calculation of financial covenants, standards or terms (including all applicable covenants, representations and warranties) in any Loan Document, the parties hereto agree that as soon as reasonably practicable after the date of such change they will enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating financial and other covenants, financial condition and performance will be the same after such changes as they were before such changes. For the avoidance of doubt, until the Agreement is amended or otherwise agreed, the Loan Parties shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms (including all applicable covenants, representations and warranties) in the Loan Documents in accordance with GAAP as in effect immediately prior to such changes. Notwithstanding any other provision contained herein, to the extent that any change in GAAP after December 1, 2017 results in leases which are, or would have been, classified as operating leases under GAAP as of such date being classified as a Capital Lease under as revised GAAP, such change in classification of leases from operating leases to Capital Leases shall be ignored for purposes of this Agreement.

2.    LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay. The Borrower hereby unconditionally promises to pay Agent and the Lenders, the outstanding principal amount of the Term Loan and all other Obligations including all accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2    Term Loan.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Lenders agree to make a term loan to the Borrower during the Availability Period in an aggregate principal amount equal to the Term Loan Commitment Amount (the “Term Loan”). Only one Term Loan may be requested in the borrowing notice and the amount of the Term Loan may not exceed the Term Loan Commitment Amount. The obligation of the Lenders to make the Term Loan under this Agreement shall be several and not joint and several. After repayment or prepayment, the Term Loan may not be reborrowed.

(b)    Termination of Term Loan Commitment. The Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the last Business Day of the Availability Period.

(c)    Repayment; Evidence of Debt.

(i)    Payment of Principal and Interest at Maturity. All unpaid principal, accrued and unpaid interest, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan shall be due and payable in full on the Term Loan Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

(ii)    Prepayment Premium. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay the amount of the Applicable Prepayment Premium, if any, in cash to Agent for the ratable account of the Lenders.

(iii)    Repayment of Principal of Term Loan. The outstanding principal amount of the Term Loan shall be repayable in installments on the last day of each calendar month, with each installment equal to the Amortization Amount commencing solely on the Amortization Start Date and (subject to clause (b), below) continuing thereafter (but solely during the continuance of an Event of Default) until the last day of the calendar month immediately preceding the Term Loan Maturity Date, with one final payment due and payable on the Term Loan Maturity Date in an amount necessary to repay in full the unpaid principal amount of the Term Loan. Notwithstanding the foregoing, (a) the Borrower shall have the right to repay the unpaid principal, accrued and unpaid interest, fees, prepayment premiums (including any Applicable Prepayment Premium, if any), expenses and other Obligations in respect of the Term Loan in accordance with Section 2.2(d) hereof, and (b) if an Amortization Amount (a “Default Amortization”) is payable because an Event of Default is continuing on the last day of any calendar month (an “Amortization Month”) and such Event of Default is remedied or waived, then only such Default Amortization for such Amortization Month will be due and payable commencing on the applicable Amortization Start Date (as described in paragraph (b) of the definition of Amortization Start Date) (provided that, for the avoidance of doubt, the Required Lenders may elect to waive the requirement of such Default Amortization (without any requirement to obtain the consent of any other Lender or the Agent)).

(iv)    Promissory Note. Any Lender may request that the Term Loan made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent. Thereafter, the Term Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.2) be represented by one or more promissory notes in such form payable to the payee named therein.

Notwithstanding anything in this Agreement (including this Section 2.2(c)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no payment in respect of the principal amount of the Term Loan that would otherwise be required to be made under this Section 2.2(c) shall be required to be made hereunder.

(d)    Mandatory Prepayments.

(i)    Upon Acceleration. If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default, the Borrower shall immediately pay to the Lenders an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) the amount of any Applicable Prepayment Premium, if any, plus (D) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan.

(ii)    Dispositions. Within five Business Days following the receipt by the Borrower or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Net Cash Proceeds in connection with any Dispositions (other than as permitted by Section 7.1(a) through (j) and (l) through (q)) in excess of $750,000 in any Fiscal Year, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of such excess Net Cash Proceeds received by such Person in consideration of such Dispositions, except as otherwise agreed by the Agent.

(iii)    Incurrence of Debt. Within three Business Days of any issuance or incurrence by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(iv)    Extraordinary Receipts. Within five Business Days of receipt by any Loan Party or any of its Subsidiaries (other than any Regulated Insurance ~~Subsidiary~~Company) of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith; provided that, so long as no Event of Default shall have occurred and be continuing at the time of receipt of such Net Cash Proceeds, the Borrower and its Subsidiaries shall have the option in lieu of making such prepayment to invest or reinvest such Net Cash Proceeds within 365 days of receipt thereof in assets of the general type used in the business of the Borrower or any of its Subsidiaries.

(v)    Excess Cash Flow. On the first Business Day of the first full calendar month to occur after the occurrence of a Project Beacon Failure Event and the first Business Day of each calendar month thereafter, the Borrower shall (subject to Section 2.2(d)(viii) below) prepay the outstanding principal amount of the Term Loan in accordance with the terms hereof in an amount equal to 100% of the unrestricted cash and cash Equivalents of the Loan Parties and their respective Subsidiaries (other than amounts held by any Regulated Insurance Company) (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) in excess of $7,500,000 at such time; provided that notwithstanding the foregoing, in no event shall any prepayment be required pursuant to this Section 2.2(d)(v) for any calendar month beginning prior to October 1, 2025 if on or prior to the first Business Day of such calendar month, Agent shall have received from Borrower an analysis (prepared by the Borrower in consultation with an Approved Auditor) demonstrating that such prepayment would reasonably be expected to result in a breach of Section 6.2(c) or otherwise result in a “going concern” qualification or explanatory paragraph in respect of any financial statements delivered or to be delivered hereunder and/or required to be filed with the SEC (including financial statements or public filings of any Parent Company).

(vi)    Project Rami Contingent Payments. Subject to Section 2.2(d)(viii)(B), upon actual receipt by the Borrower or any of its Subsidiaries (after the Fourth Amendment Effective Date) of any Net Cash Proceeds in satisfaction of (a) the Deferred Payment (as defined in the WFG Acquisition Agreement), (b) the Earn-Out Payment (as defined in the Near North/Illinois Acquisition Agreement) and/or (c) the Earn-Out Payment (as defined in the Near North/Florida Acquisition Agreement) (clauses (a) through (c), collectively, the “Project Rami Contingent Payments”), the Borrower shall promptly, and no later than five (5) Business Days after the later of (x) October 1, 2025 and (y) the actual receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds, prepay the outstanding principal amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds so received in respect of such Project Rami Contingent Payments up to an aggregate amount of $16,000,000. For the avoidance of doubt, in no event shall the Borrower or any of its Subsidiaries have any obligation to prepay the Term Loan (or make any other payment) pursuant to this clause (vi) in an aggregate amount in excess of $16,000,000 and in no event shall the Borrower, any of its Subsidiaries or any other Person have any obligation to make any payment pursuant to this clause (vi) other than in respect of cash amounts actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments. In connection with the obligations of the Borrower and its Subsidiaries pursuant to this Section 2.2(d)(vi), the Borrower and its Subsidiaries agree (x) to use commercially reasonable efforts to enforce on a timely basis its rights to payment of the Project Rami Contingent Payments, (y) not to waive in writing any rights to receive the Project Rami Contingent Payments and (z) not to modify the WFG Acquisition Agreement, the Near North/Illinois Acquisition Agreement or the Near North/Florida Acquisition Agreement to defer the timing for payment of, expressly reduce the amount of, or otherwise adversely affect its right to timely receive the full amount due and payable in respect of the Project Rami Contingent Payments. For the avoidance of doubt, (a) in no event shall the Borrower or any of its Subsidiaries or any other Person be required to make any payment pursuant to this Section 2.2(d)(vi) except to the extent of cash payments actually received by the Borrower or any of its Subsidiaries in satisfaction of the Project Rami Contingent Payments and (b) the Borrower and its Subsidiaries may use the proceeds of any Project Rami Contingent Payments prior to the date that the relevant amount of such proceeds are required to be applied to prepay the Term Loan for any purpose not prohibited under this Agreement. The parties hereto agree that the provisions of this Section 2.2(d)(vi) shall survive termination of this Agreement until the Borrower’s obligations pursuant to this Section 2.2(d)(vi) are satisfied in full. In the event that the Loan Document Termination (as defined in the Fifth Amendment) occurs prior to satisfaction of the Borrower’s obligations pursuant to this Section 2.2(d)(vi), then Agent agrees to act as paying agent for the Lenders and all such ratable payments to the Lenders shall be made in accordance with their Term Loan holdings immediately prior to the Loan Document Termination.

~~(v) [Reserved].~~

~~(vi) [Reserved].~~

(vii)    Change of Control. Unless otherwise waived by the Agent (in its sole discretion), within three Business Days of a Change of Control, the Borrower shall pay (A) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, plus (B) all outstanding principal with respect to the Term Loan, plus (C) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan. For the avoidance of doubt, no Applicable Prepayment Premium shall be due or payable in connection with any prepayment pursuant to this Section 2.2(d)(vii); provided that solely for the avoidance of doubt, if Agent waives a prepayment otherwise required pursuant to this Section 2.2(d)(vii), the Applicable Prepayment Premium shall be due and payable in connection with any prepayment nonetheless made pursuant to this Section 2.2(d)(vii) by the Borrower in connection with such applicable Change of Control.

(viii)    Notwithstanding anything in this Agreement (including this Section 2.2(d)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no mandatory prepayment of the Term Loan that would otherwise be required to be made under this Section 2.2(d) shall be required to be made hereunder.

(ix)    Application of Prepayments; Interest and Fees.

(A)    ~~(viii) Application of Prepayments; Interest and Fees.  Each~~Subject to clause (B) below, each mandatory prepayment of the Term Loan pursuant to this Section 2.2(d), shall be applied against the remaining installments due on the principal of the Term Loan pro rata.

(B)    Notwithstanding the foregoing clause (A), in the event that the Term Loan is prepaid pursuant to Section 2.2(d)(v) above with the proceeds of an Underwriter Dividend, then the portion of such prepayment made with such proceeds shall be applied as follows:

(1)    first, to reimburse Agent for its accrued and unpaid fees and expenses to the extent required by Section 12.10 hereof and to make payments owing to Indemnified Persons pursuant to Section 12.3 hereof;

(2)    second, to pay any amounts received by the Borrower in respect of the Project Rami Earn-Out but not yet paid pursuant to Section 2.2(d)(vi) (it being understood that any such application under this clause shall be deemed to reduce the Borrower’s obligation pursuant to Section 2.2(d)(vi) on a dollar-for-dollar basis);

(3)    third, to repay Indebtedness incurred pursuant to clause (y) of the definition of Permitted Indebtedness;

(4)    fourth, to prepay unpaid Capitalized Interest that has accrued since the Fourth Amendment Effective Date; and

(5)    fifth, to repay the remaining installments due on the principal of the Term Loan pro rata.

(e)    Optional Prepayment. The Borrower shall have the option to prepay all or at least 50% of the then-outstanding principal balance of the Term Loan, provided the Borrower (i) delivers written notice to Agent of its election to prepay the Term Loan at least ten (10) days prior to such prepayment (in the absence of a Default or Event of Default, in which case no notice need be given) (or such shorter period as the Agent may agree) and (ii) pays, on the date of such prepayment (A) all accrued and unpaid interest with respect to the amount prepaid through the date the prepayment is made, plus (B) the amount of the Applicable Prepayment Premium, if any, plus (C) all other sums in connection with the Obligations or that otherwise shall have become due and payable hereunder in connection with the amount prepaid. Notwithstanding any other provision of this clause (d), if on any date on which any amount of the Term Loan is repaid or prepaid as a result of administrative or clerical error in an amount exceeding the amount of the Term Loan due on or about such date, such excess payment shall not constitute a prepayment for the purposes of this clause (d) if within three (3) Business Days of the date of such payment Borrower (1) informs Agent in writing of the amount of such excess payment, and (2) certifies that such excess payment was made as a result of administrative or clerical error. Notwithstanding anything in this Agreement (including this Section 2.2(e)) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no voluntary prepayment of the Term Loan that would otherwise be permitted to be made under this Section 2.2(e) shall be made hereunder.

(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.2, payments with respect to this Section 2.2 are in addition to payments made or required to be made under any other Section of this Agreement.

2.3    Payment of Interest on the Term Loan.

(a)    Interest Rate.

(i)    ~~(a) Interest Rate.~~ Subject to Section 2.3(b), from and after the Effective Date until (but excluding) the Fourth Amendment Effective Date, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to eleven and one-fourth percent (11.25%), (i) 5% of such interest shall accrue and be payable in cash on the last Business Day of each of March, June, September and December, in arrears; provided that interest accruing since the December 2023 interest payment shall not be payable in cash, but shall capitalize as of the last Business Day of March 2024 and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of March, June, September and December, and such accrued ~~and capitalized interest~~Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement ~~(each such date pursuant to clause (i) and (ii) above on which a payment of interest is due in cash, a~~ “~~Payment Date~~”~~), and~~and shall be calculated in accordance with Section 2.3(c). Any ~~interest which capitalizes under this clause (a) (~~“~~Capitalized Interest”~~Capitalized Interest pursuant to this Section 2.3(a)(i) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable fiscal quarter, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(ii)     Subject to Section 2.3(b), from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%). Such interest shall accrue and capitalize as of the last day of each of calendar month, and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(c). Any Capitalized Interest pursuant to this Section 2.3(a)(ii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(iii)    Subject to Section 2.3(b), from and after October 1, 2025, the outstanding principal amount of the Term Loan shall accrue interest at a per annum rate equal to sixteen and one-fourth percent (16.25%), (i) 10% of such interest shall accrue and be payable in cash on the last Business Day of each of each calendar month, in arrears and (ii) the remainder of such interest shall accrue and capitalize as of the last day of each of each calendar month and such accrued Capitalized Interest shall be payable in cash in arrears on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement and shall be calculated in accordance with Section 2.3(c). Any Capitalized Interest pursuant to this Section 2.3(a)(iii) shall be added to the principal amount of the Term Loan on such last Business Day of such applicable calendar month, shall be deemed for all purposes to be principal of the Term Loan (including, without limitation, with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the date on which such Capitalized Interest is added to the principal amount of the Term Loan (including prior Capitalized Interest).

(b)    Default Rate. Upon the occurrence and during the continuance of an Event of Default, at Agent’s election in a written notice delivered to the Loan Parties, the interest rate applicable to the Term Loan shall be at a per annum rate equal to ~~fifteen~~twenty percent (~~15.00~~20.00%) in aggregate (the “Default Rate”) and all other outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the date of such Event of Default until such Event of Default is no longer continuing and shall be payable upon demand. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders. For the avoidance of doubt, interest at the Default Rate shall be in lieu of other interest provided for hereunder (and not in addition thereto).

(c)    Usury. It is the intention of the parties hereto that Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to Agent or any Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender, as applicable, to the Borrower). If at any time and from time to time (x) the amount of interest payable to Agent or any Lender on any date shall be computed at the highest lawful rate applicable to such Agent or such Lender pursuant to this Section 2.3(c) and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the highest lawful rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 2.3(c).

(d)    Interest Computation. Interest shall be computed on the basis of a three hundred sixty five (365) day year for the actual number of days elapsed. With respect to all payments hereunder, including with respect to computing interest, all payments received after 3:00 p.m., New York City time, on any day shall be deemed received at the opening of business on the next Business Day. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, all accrued and unpaid interest (including any interest owing in respect of Section 2.3(b)) from and after the Fourth Amendment Effective Date until (but excluding) October 1, 2025 shall be Capitalized Interest (and no such amount shall be due or payable in cash) (including, for the avoidance of doubt, interest that otherwise would have become payable in cash for periods prior to the Fourth Amendment Effective Date).

Notwithstanding anything in this Agreement (including this Section 2.3) to the contrary, until all of the obligations in respect of the TRG Credit Facility are paid in full in cash and all of the commitments in respect thereof are terminated, no interest that would otherwise be required to be paid in cash pursuant to this Section 2.3 shall be required to be paid hereunder.

2.4    Fees.

(a)    Applicable Prepayment Premium. Without duplication of any payment of the Applicable Prepayment Premium referred to in Section 2.2, following the occurrence of an applicable Prepayment Premium Trigger Event, the Borrower shall pay to Agent, for the accounts of the Lenders, the Applicable Prepayment Premium (if any) then due and payable.

(b)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Agent, not be entitled to any credit, rebate, or repayment of any fees earned by any Secured Party pursuant to this Agreement or any other Loan Document notwithstanding any termination of this Agreement or the suspension or termination of the Lenders’ obligation to make loans hereunder. For the avoidance of doubt, the parties hereto agree that the provisions of this Section 2.4 shall survive termination of this Agreement.

2.5    Payments; Application of Payments.

(a)    All payments to be made by the Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 3.00 pm New York City time on the date when due to Agent, for the ratable benefit of the Lenders, to an account as shall be designated in a written notice delivered by Agent to the Borrower. Payments of principal and/or interest received after 3.00 pm New York City time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)    Unless otherwise specified in this Agreement (including without limitation, Section 9.1(f)), after an Event of Default in respect of which Agent has taken any action under Section 9.1, (a) Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied, and (b) Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by the Borrower to Agent or otherwise received by any Secured Party under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

2.6    Withholding. (a) Payments received by Agent from the Borrower under this Agreement will be made free and clear of and without deduction for any and all Taxes except as otherwise required by Requirements of Law. If at any time any Requirements of Law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with any Requirements of Law and, if such Tax is an Indemnified Tax, the Borrower hereby covenants and agrees that the sum payable by the Borrower will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, Agent receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required. The Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent evidencing such payment; provided, however, that the Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by the Borrower.

(b)    (i) A Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, at the time or times reasonably requested by the Borrower such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(b)(ii), (iii), (iv) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)    Without limiting the generality of the foregoing, each Lender shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 (if such Lender is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Lender is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if such Lender is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(iii)    Each Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

(iv)    If a payment made to or for the account of any Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(c)    The Agent shall deliver to the Borrower from time to time upon the reasonable request of the Borrower executed originals of IRS Form W-9 (if the Agent is a U.S. person (as defined in Section 7701(a)(30) of the IRC)) certifying that the Agent is exempt from U.S. federal backup withholding Tax or applicable Form W-8 (together with all required certificates and other documentation) (if the Agent is not a U.S. person (as defined in Section 7701(a)(30) of the IRC)), in form and substance satisfactory to the Borrower, documenting all applicable exemptions from or reductions in U.S. federal withholding Tax.

(d)    The agreements and obligations of the Borrower and Lenders contained in this Section 2.6 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(e)    If any party shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Taxes as to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by Borrower, make a claim to such Governmental Authority for such refund at the Borrower’s expense. If any party receives a refund of any Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower, net of all out-of-pocket expenses (including Taxes) of such party receiving the refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the party receiving the refund, shall repay to such party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that the party receiving the refund is required to repay such refund to such Governmental Authority.

2.7    Mitigation Obligations; Replacement of Lender. If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Term Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.6, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment to the extent such costs and expenses are set forth in reasonable detail in a certificate submitted by such Lender to the Borrower (with a copy to the Agent).

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective as of the Business Day (the “Effective Date”) when Agent has received (or waived receipt of) all of the following conditions precedent in form and substance satisfactory to Agent:

(a)    a certificate of a Responsible Officer of Borrower certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto or thereto are true and correct in all material respects on and as of the Effective Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Effective Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) since December 31, 2019, there has not been any Material Adverse Change;

(b)    this Agreement and all other Loan Documents duly executed and delivered by each Loan Party which is party to them as of the Effective Date (collectively, the “Effective Date Loan Parties”);

(c)    a certificate signed by the chief executive officer or chief financial officer of each Effective Date Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date attaching (i) resolutions and incumbency certifications of such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby on the Effective Date, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and correct copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, and (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(d)    receipt of financing statements in form appropriate for filing against each Effective Date Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of (a) Davis Polk & Wardwell LLP, as special New York counsel to the Effective Date Loan Parties and (b) Richards, Layton & Finger, PA, as special Delaware counsel to the Effective Date Loan Parties;

(f)    copies, dated not more than 30 days before the date of this Agreement, of financing statement searches, as Agent may reasonably request;

(g)    a Perfection Certificate, duly executed and delivered by all Person who will be Loan Parties on the Funding Date;

(h)    [reserved]; and

(i)    evidence that all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the consummation of the transactions hereunder or the conduct of any Effective Date Loan Party’s business as required by this Agreement have been obtained and are in full force and effect.

By executing this Agreement the Agent and each Lender shall been deemed to be satisfied with, or to have waived, any and all of the above-listed conditions, and this Agreement shall be effective as of the date of such execution, notwithstanding any other provision herein.

3.2    Conditions Precedent to the making of the Term Loan. The obligation of each Lender to fund its share of the Term Loan is subject to Agent having received (or waived receipt of) all of the following conditions precedent in form and substance reasonably satisfactory to Agent (the Business Day as requested by Borrower for funding, the “Funding Date”); provided that, unless otherwise agreed by Agent, all documentary deliverables shall be in form and substance reasonably satisfactory to Agent on or prior to ten (10) Business Days prior to the Funding Date:

(a)    a certificate of a Responsible Officer of each Person who will be a Loan Party as of the Funding Date certifying that (i) the representations and warranties in this Agreement and in each other Loan Document, or in any certificate executed and delivered to Agent pursuant hereto are true and correct in all material respects on and as of the Funding Date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of the Funding Date); provided, that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects on and as of such date (except that such materiality qualifier shall not apply to representations and warranties that already are qualified or modified by materiality thereof, which representations and warranties shall be true and correct on and as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on the Funding Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms or the consummation of the transactions hereunder and (iii) there has not been any Material Adverse Change;

(b)    a Counterpart Agreement and all other Loan Documents duly executed and delivered by each Person who will be a Loan Party as of the Funding Date which is party to them;

(c)    a certificate signed by the chief executive officer or chief financial officer of each Person who will be a Loan Party as of the Funding Date attaching (i) resolutions and incumbency certifications of each such Loan Party with respect to the Loan Documents and the transactions contemplated hereby and thereby, (ii) a copy of the by-laws, operating agreement and/or partnership agreement, together with all amendments thereto, (iii) a true and complete copy of the certificate of incorporation, certificate of formation and/or certificate of partnership of such Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of the Loan Party as is set forth herein and the organizational number of the Loan Party, if an organized number is issued in such jurisdiction, (iv) a certificate of status with respect to such Loan Party, dated within 30 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party and each other jurisdiction in which such Loan Party is qualified to conduct business, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction, (v) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (vi) a schedule setting forth each Excluded Subsidiary in existence on the Funding Date and the basis for such exclusion;

(d)    evidence of the filing of appropriate financing statements against each Loan Party on Form UCC-1 in such office or offices as may be necessary to perfect the security interests purported to be created by this Agreement;

(e)    customary opinions of Davis Polk & Wardwell LLP, as special New York counsel to the Loan Parties, and of a firm to be specified by the Borrower, as special California counsel to the Loan Parties;

(f)    in relation to any Pledged Shares which are certificated, original stock certificates, promissory notes and any other Instruments or agreements representing all of the Pledged Interests required to be pledged hereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(g)    evidence of payment of all fees, costs and expenses then payable hereunder, including, but not limited to, the Secured Party Expenses; provided that Secured Party Expenses attributable to attorneys’ fees and payable by the Borrower shall not exceed $162,000 up to and including the Funding Date;

(h)    a closing and solvency certificate, duly executed by Borrower;

(i)    evidence that the loans under that certain Loan Agreement, dated as of January 7, 2019, by and among Title Agency Holdco, LLC, as borrower, the guarantors party thereto and North American Title Group, LLC, as lender, have been terminated and the liens, if any, have been released;

(j)    a Notice of Borrowing, duly executed by Borrower;

(k)    evidence of the insurance coverage required by Section 6.4 with such endorsements as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request (including Borrower having used commercially reasonable efforts to provide that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (provided that such period shall be 10 days’ notice in the case of failure to pay premiums) prior written notice to Agent), and each such additional insured or lender’s loss payables thereunder to the extent reasonably available, together with evidence of the payment of all premiums due in respect thereof for such period as Agent may request (provided that if the Borrower has used commercially reasonable efforts to satisfy the requirements of this paragraph, but the applicable insurance brokers have not provided such evidence, the parties agree that the requirements of this paragraph may be satisfied on a post-funding basis as contemplated by Section 6.14);

(l)    evidence that all prior security interests (other than any Permitted Lien) in each Trademark and Patent belonging to each Loan Party have been released (or will be released concurrently with the funding of the Term Loan on the Funding Date);

(m)    evidence that each Patent belonging to any Loan Party is either (i) being used by the Loan Party that owns the Patent or (ii) licensed to the Loan Party that uses the Patent in a license that will allow the appropriate Loan Party(ies) to enforce the Patent, including the ability to seek lost profits and injunctive relief (in each case which may be evidenced by certification by the Borrower);

(n)    evidence that each Trademark and Patent belonging to any Loan Party has had corrected ownership information submitted to the U.S. Patent & Trademark Office; and

(o)    evidence that the Borrower has issued warrants to purchase common stock of the Borrower, in the form attached hereto as Exhibit D, to the Lenders or their affiliated designees representing 1.35% of the Company’s outstanding Equity Interests on a fully diluted basis on the execution date of such warrant.

3.3    Termination Date. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto agree that if the Funding Date does not occur by the end of the Availability Period, this Agreement (and the Term Loan Commitments hereunder) and each other Loan Document shall automatically terminate and be of no further force or effect (except with respect to the provisions of this Agreement and the other Loan Documents which by their express terms shall survive termination of this Agreement or such applicable Loan Document) and all Obligations (other than Unasserted Contingent Indemnification Claims) shall be immediately due and payable by the Loan Parties, without any notice to any Loan Party or any other Person or any act by Agent or any Lender (the date of such Termination, the “Termination Date”).

3.4    Covenant to Deliver. Except as otherwise provided in Section 3.3, each Loan Party agrees (a) to deliver to Agent each item under (i) Section 3.1 as a condition precedent to the effectiveness of this Agreement and (ii) Sections 3.1 and 3.2 as a condition precedent to the making of the Term Loan, and (b) that the making of the Term Loan prior to the receipt by Agent of any such item shall not constitute a waiver by Agent of Borrowers' obligation to deliver such item, and the making of the Term Loan in the absence of a required item shall be in Agent’s sole discretion.

3.5    Borrowing Procedures. The Borrower shall deliver to Agent by electronic mail or facsimile a notice of borrowing substantially in the form attached as Exhibit B hereto (a “Notice of Borrowing”) executed by a Responsible Officer of Borrower or his or her designee (which notice shall be irrevocable) at least ten (10) Business Days prior to the date of the making of the Term Loan (or such shorter period as Agent is willing to accommodate). Upon receipt of a Notice of Borrowing, subject to the satisfaction or waiver by Agent of the conditions set forth in Sections 3.1 and 3.2 of this Agreement, the Lenders shall simultaneously and proportionately in their Pro Rata Share of the Term Loan Commitment Amount, make the proceeds of the Term Loan available to the Borrower on the applicable date of funding of the Term Loan by transferring immediately available funds equal to such proceeds to an account specified by the Borrower. Borrower and Agent shall cooperate to agree the forms-of the deliverables specified by Section 3.2 promptly after the Effective Date, but, unless otherwise agreed by Agent, in no event later than ten (10) Business Days prior to the Funding Date.

4.    CREATION OF SECURITY INTEREST

4.1    Pledge. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to all Pledged Interests.

If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than Unasserted Contingent Indemnification Claims) are repaid in full in cash, and promptly upon payment in full of the Obligations (other than Unasserted Contingent Indemnification Claims), Agent shall, at the sole cost and reasonable expense of Loan Parties, deliver documents reasonably requested by the Loan Parties to evidence the release of its Liens in the Collateral and all rights therein shall revert to the applicable Loan Parties.

4.2    Grant of Security Interest. Each Loan Party hereby grants to Agent for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations (whether now existing or hereafter incurred), a continuing security interest in, and pledges to Agent, all of each Loan Party’s right, title and interest in and to the following personal property and fixtures of such Loan Party, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”): (i) all Accounts; (ii) all Chattel Paper (whether tangible or electronic); (iii) all Commercial Tort Claims; (iv) all Deposit Accounts, all Collateral Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender; (v) all Documents; (vi) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses); (vii) all Goods, including, without limitation, all Equipment, Fixtures and Inventory; (viii) all Instruments (including, without limitation, any Promissory Notes); (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all Pledged Interests; (xii) all Supporting Obligations; (xiii) all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Loan Party described in the preceding clauses of this Section 4.2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Loan Party in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Loan Party or any other Person from time to time acting for such Loan Party that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.2 hereof or are otherwise necessary in the collection or realization thereof; (xiv) all other tangible and intangible personal property of such Loan Party (whether or not subject to the Code) and (xv) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever such Loan Party’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). Notwithstanding the foregoing, “Collateral” expressly excludes, and the security interest granted under this Section 4.2 does not attach to, Excluded Property.

4.3    Authorization to File Financing Statements. The Loan Parties hereby authorize Agent to file financing or continuation statements and amendments thereto, without notice to the Loan Parties, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. The Loan Parties hereby authorize Agent to file such financing statements with a description of collateral that describes the Collateral in any manner as Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such Collateral as “all assets” or “all property”.

4.4    Voting. So long as no Event of Default shall have occurred and be continuing, the Loan Parties shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof to the extent not inconsistent with the terms of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default: (i) all rights of the Loan Parties to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall be suspended and, upon the delivery by the Agent to the Borrower of a written notice of its exercise of its rights under Section 4.4, all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) in order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, the Loan Parties shall as soon as reasonably practicable execute and deliver (or cause to be executed and delivered) to Agent all proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

4.5    Powers of Agent; Limitation of Liability. The powers conferred on Agent under this Section 4 are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except with respect to the exercise of reasonable care in the custody of any Collateral in its possession, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment equal to or better than that which Agent accords its own property. Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, and Agent shall not have an obligation to sell or otherwise dispose of any Collateral upon the request of a Loan Party or otherwise.

4.6    Certain Covenants as to the Collateral.

(a)    Pledged Interests. The Loan Parties shall (i) upon request of Agent after the occurrence and during the continuance of an Event of Default, at the Loan Parties joint and several expense, promptly deliver to Agent a copy of each notice or other communication received by a Loan Party in respect of the Pledged Interests; (ii) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests that could reasonably be expected to be materially adverse to the interests of Agent and Lenders under the Loan Documents or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to applicable law or to the extent expressly permitted by the Loan Documents; and (iii) not permit, (unless otherwise permitted hereunder) the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or Insurable for, any such shares of Equity Interests of any Pledged Issuer or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests; provided, that in the case of this clause (iii), all such Equity Interests or other instruments shall be pledged by the Loan Parties to Agent, for the benefit of the Lenders, to secure the Obligations and shall constitute “Collateral” pursuant to the terms of this Agreement and the other Loan Documents unless approved by Agent in its sole discretion.

(b)    Delivery of Pledged Interests. The Loan Parties agree promptly to deliver or cause to be delivered to Agent (or, if any commitment or loan under the TRG Credit Facility remains effective or outstanding, to the administrative agent and/or collateral agent thereunder) any and all promissory notes entered into after the Effective Date with an individual principal amount in excess of $100,000 (or an aggregate principal amount exceeding $250,000), stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Interests (but in each case excluding any instruments or securities held in a securities account). Upon delivery to Agent, any such instruments or Pledged Interests required to be delivered pursuant hereto shall be accompanied by stock powers or note powers (or allonges), as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to Agent and by such other instruments and documents as Agent may reasonably request.

(c)    Partnership and Limited Liability Company Interest. No Loan Party that is a partnership or a limited liability company shall, nor shall any Loan Party with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate (in each case, unless proper actions are taken to cause the Agent to have a perfected security interest in such partnership or membership interests (to the extent otherwise required to be Collateral hereunder), as applicable).

(d)    [Reserved].

(e)    Further Assurances. Each Loan Party will take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Agent may reasonably require from time to time in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby; (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation: (A) at the request of Agent, marking conspicuously all chattel paper, instruments, licenses and all of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Agent, indicating that such chattel paper, instruments, licenses or records is subject to the security interest created hereby, (B) if any Account shall be evidenced by a promissory note or other instrument or chattel paper, solely to the extent required pursuant to Section 4.6(b), delivering and pledging to Agent such promissory note, other instrument or chattel paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Agent, (C) executing and filing (to the extent, if any, that such Loan Party’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property that constitutes Collateral hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments, in a form reasonably acceptable to Agent and Borrower, granting a security interest, as Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Agent irrevocable proxies and registration pages in respect of the Pledged Interests, (F) furnishing to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail, (G)  if at any time after the date hereof, any Loan Party acquires or holds any Commercial Tort Claim, within 10 Business Days of a responsible officer of such Loan Party becoming aware thereof, notifying Agent in a writing signed by such Loan Party setting forth a brief description of such Commercial Tort Claim and granting to Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Agent, and (H) [reserved]. Notwithstanding anything herein to the contrary, no Loan Party shall be required take any action to perfect any Collateral in any jurisdiction other than the United States.

4.7    Remedies. Upon the occurrence and during the continuance of any Event of Default, the Loan Parties agree to deliver each item of tangible Collateral to Agent on demand, and it is agreed that Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause its security interest to become an assignment, transfer and conveyance of any of or all such Collateral by any Loan Party to Agent or to license or sublicense any such Collateral throughout the world on such terms and conditions and in such manner as Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which the Loan Parties hereby agree to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to any Loan Party to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, (c) to sell, convey, assign, license, transfer or otherwise dispose of all or any part of the Collateral at a public or private sale or auction or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Agent shall deem appropriate and (d) as an alternative to exercising the power of sale herein conferred upon it in clause (c) above, Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Upon consummation of any such sale of Collateral pursuant to and in accordance with this Section 4.7, Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that any Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding the foregoing or anything in any Loan Document to the contrary, any exercise of rights or remedies by the Agent shall be subject to applicable law, including (if applicable) the express, written approval of any Applicable Insurance Regulatory Authority.

4.8    Sale Process. Agent shall give the Loan Parties ten (10) Business Days’ written notice (which the Loan Parties agree is reasonable notice within the meaning of Section 9-611 of the Code or its equivalent in other jurisdictions) of Agent’s intention to make any sale of Collateral pursuant to Section 4.7. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Agent may (in its sole and absolute discretion) determine. Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Agent may, without notice or publication, adjourn any public or private auction pursuant to Section 4.7 or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral pursuant to Section 4.7 made on credit or for future delivery, the Collateral so sold may be retained by Agent until the sale price is paid by the purchaser or purchasers thereof, but Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to Section 4.7, Agent may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Loan Party (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes of this Section 4.8, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Agent shall have entered into such an agreement all Events of Default shall have been remedied and all Obligations (other than Unasserted Contingent Indemnification Claims) are paid in full. Any sale pursuant to the provisions of Section 4.7 or 4.8 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Code or its equivalent in other jurisdictions. Notwithstanding the foregoing, Agent and Lenders hereby acknowledge that any actions taken under this Section 4.8 shall be subject in all respects to the express approval of any Applicable Insurance Regulatory Authority required pursuant to any applicable Requirements of Law.

5.    REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and Lenders as follows:

5.1    Due Organization; Power and Authority. (a) Each Loan Party is (i) duly existing and in good standing as a Registered Organization in its jurisdiction of formation and (ii) qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change; (b) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (c) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (d)  the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none;(e) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as each Loan Party’s mailing address (if different than its chief executive office);(f) except as set forth on the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (g) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that the Loan Parties may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted or required by one or more specific provisions in this Agreement).

5.2    Authorization; No Conflicts; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (a) conflict with any of such Loan Party’s Operating Documents, (b) contravene, conflict with, constitute a default under or violate any Requirements of Law, (c) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which a Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (e) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any agreement by which a Loan Party is bound, except, in each case referred to in clauses (b) through (e), as would not reasonably be expected to have a Material Adverse Change. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.3    Collateral.

(a)    Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. No Loan Party has any Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate.

(b)    As of the Effective Date, no material tangible Collateral is in the possession of any third party bailee except as otherwise provided in the Perfection Certificate.

(c)    Other than as a result of any action permitted or not prohibited under any Loan Document and except as would not reasonably be expected to have a Material Adverse Change, (A) each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own and (B) to the extent issued, each Patent which a Loan Party owns or purports to own and which in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business (i) is, to the knowledge of such Loan Party, valid and enforceable to the extent of its validly issued claims, and (ii) has not been judged invalid or unenforceable, in whole or in part. To each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property which a Loan Party owns or purports to own violates the rights of any third party except to the extent such claim would not reasonably be expected to have a Material Adverse Change.

5.4    Litigation. (i) There are no insurance claims-related actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change and (ii) there are no other actions or proceedings pending or, to the knowledge of any Responsible Officer of Borrower, threatened in writing by or against a Loan Party or any of its Subsidiaries involving more than, individually or in the aggregate, $100,000.

5.5    Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and any of its Subsidiaries delivered to Agent fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Loan Parties as of the date or dates specified therein. Since December 31, 2019 no event or development has occurred that has caused or could reasonably be expected to cause a Material Adverse Change.

5.6    Solvency. As of the date of this Agreement, the Loan Parties, on a consolidated basis, are Solvent.

5.7    Regulatory Compliance. No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). No Loan Party has violated any Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Change. None of the Loan Parties’ or any of its Subsidiaries’ owned real properties or facilities has been used by a Loan Party or any Subsidiary or, to each Loan Party’s knowledge, by previous owners of such real properties or facilities, to dispose, produce, store, treat, or transport any hazardous substance in violation of any Requirements of Law pertaining to the environment, other than as would not reasonably be expected to result in a Material Adverse Change. Each Loan Party and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change.

5.8    Capitalization; Subsidiaries; Investments. No Loan Party owns any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments. All Pledged Interests have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens (other than Permitted Liens).

5.9    Tax Returns and Payments; Pension Contributions.

(a)    The Loan Parties have timely filed (subject to all applicable extensions) all required federal Tax returns and material foreign, state and local Tax returns, and each Loan Party has timely paid all foreign, federal, state and local taxes and other similar assessments owed by such Loan Party except (a) to the extent such Taxes and assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

(b)    Each Loan Party has paid all amounts necessary to fund all such Loan Party’s present pension, profit sharing and deferred compensation plans in accordance with their terms except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Change, and the Loan Parties’ have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any Material Adverse Change, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.10    Use of Proceeds  The Borrower shall use the proceeds of the Term Loan solely: (a) to pay fees and expenses related to this Agreement and the other Loan Documents, (b) pay down existing indebtedness, and (c) for working capital and general corporate purposes of the Loan Parties and their respective Subsidiaries and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other permitted Investments.

5.11    Full Disclosure. No written representation, warranty or other statement of a Loan Party in any certificate or written statement given to Agent, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the Loan Documents not materially misleading as of the date made (it being recognized by Agent that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12    Employee and Labor Matters. (i) Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened in writing against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, in each case to the extent the same would reasonably be expected to have a Material Adverse Change, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary in each case to the extent the same could reasonably be expected to have a Material Adverse Change, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

5.13    Insurance Licenses. No Loan Party requires Insurance Licenses to conduct its business.

5.14    Insurance. Each Loan Party maintains all insurance required by Section 6.4 hereunder.

5.15    Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors or officers nor, to the knowledge of any Loan Party, any of their respective employees, shareholders or owners, agents or Affiliates, (i) is a Sanctioned Person, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or, to the knowledge of any Loan Party, indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Sanctions, Anti-Corruption Laws, , Anti-Money Laundering Laws. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory in violation of applicable Sanctions.

5.16    Anti-Bribery and Corruption. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law. Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws. To each Loan Party’s knowledge, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. The Loan Parties will not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach the Anti-Corruption Laws.

6.    AFFIRMATIVE COVENANTS

On and after the Funding Date, so long as any Obligation (whether or not due) shall remain unpaid (other than Unasserted Contingent Indemnification Claims), each Loan Party shall do, and shall cause its Subsidiaries to do, all of the following, unless Agent shall otherwise consent in writing:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence (except as otherwise permitted hereunder) and good standing in each jurisdiction in which the failure to do so would reasonably be expected to have a Material Adverse Change. Each Loan Party shall comply, and shall ensure each of its Subsidiaries comply, in all material respects, with all applicable material laws, ordinances and regulations of Government Authorities to which it is subject, including to the extent that such Loan Party is operating as an insurance agency and program administrator in the insurance business all applicable regulations of Government Authorities having jurisdiction over activities of such Loan Party, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change.

(b)    Obtain all of the Governmental Approvals necessary for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent in the Collateral, in each case where the failure to do so would be reasonably expected to have a Material Adverse Change. Each Loan Party shall as soon as reasonably practicable after written request by Agent provide copies of any such obtained Governmental Approvals to Agent.

6.2    Financial Statements, Reports, Certificates. Provide Agent and the Lenders with the following:

(a)    [reserved].

(b)    Quarterly Financial Statements. Promptly once available, but no later than forty-five (45) days after the last day of each fiscal quarter, unaudited consolidated balance sheets as of the close of such fiscal quarter and the related consolidated statements of income and cash flow for (I) such fiscal quarter and (II) for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, as well as in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the budget for such Fiscal Year (provided that such comparative form shall not be required for the first four fiscal quarters following the Closing Date), all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes);

(c)    Annual Audited Financial Statements. Promptly once available, but no later than 120 days after the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2020), audited consolidated financial statements consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year (provided that such comparisons shall not be required for the first Fiscal Year following the Closing Date), prepared under GAAP, consistently applied (in all material respects), of the Borrower and its Subsidiaries, on a consolidated basis, together with an opinion on the financial statements from an Approved Auditor, which report shall be unqualified as to going concern and scope of audit (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which report, for the avoidance of doubt, may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(d)    Compliance Certificate. Within five Business Days following the date required for the delivery of quarterly financial statements pursuant to clauses (b) and (c) above, a duly completed Compliance Certificate signed by a Responsible Officer (i) showing (as applicable) the calculations of financial covenants in Section 7.13 and (ii) including a certification of a Responsible Officer (or other financial officer reasonably acceptable to Agent) of the Borrower that (A) the financial information provided pursuant to Section 6.2(b) presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended, and (B) any other information presented is true, correct and complete in all material respects and that there is no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Lender, within such 45 day period after the end of each fiscal quarter, a high-level narrative report that includes a comparison to budget for that fiscal quarter and a comparison of performance for that fiscal quarter to the corresponding period in the prior year;

(e)    Annual Operating Budget. As soon as available, but no later than 60 days after the last day of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2020, an annual operating plan for the Borrower and its Subsidiaries for the following Fiscal Year, which includes a monthly budget for the following year (it being understood and agreed that the Loan Parties shall not be required to comply with this clause (e) from and after the consummation of an IPO);

~~(f) [reserved];~~

(f)    Quarterly Auditor Opinions. Promptly once (and to the extent) available (but solely to the extent actually produced quarterly in the ordinary course of business), a quarterly opinion of an Approved Auditor with respect to the financial statements required to be provided pursuant to Section 6.2(b) of this Agreement, which opinion shall be unqualified as to going concern and scope of review (other than solely with respect to, or resulting solely from (i) an upcoming maturity date under the Term Loan or other Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) (but which opinion may include a “going concern” or “emphasis of matter” explanatory paragraph or like statement);

(g)    Excluded Subsidiaries. Prompt notification to Agent, upon knowledge by a Responsible Officer, of any Subsidiary becoming an Excluded Subsidiary by updating Schedule 6.2(g);

(h)    Notice of Suspension, Termination or Revocation. (i) Prompt notification to Agent of a Loan Party’s receipt of notice from any Governmental Authority notifying such Loan Party or any of its Subsidiaries of a hearing relating to a suspension, termination or revocation of any Insurance License, including any request by a Governmental Authority which commits a Loan Party or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Loan Party or any such Subsidiary to conduct its business, and (ii) within five (5) days after such notice is received by Borrower or its Subsidiaries, notice of actual suspension, termination or revocation of any material Insurance License by any Governmental Authority; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(i)    Insurance Business Notices. Promptly, but in any event within ten (10) Business Days after any officer of a Loan Party becomes aware thereof, written notice of (i) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any material proceedings to revoke or suspend, any Permit now or hereafter held by any Regulated Insurance Company which is required to conduct Insurance Business, the expiration, revocation or suspension of which would reasonably be expected to have a Material Adverse Change, (ii) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Regulated Insurance Company, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, would reasonably be expected to have a Material Adverse Change or (iii) any judicial or administrative order materially limiting or controlling the Insurance Business of any Regulated Insurance Company (and not the title insurance industry generally) which has been issued or adopted and which would reasonably be expected to have a Material Adverse Change;

(j)    Information Regarding Collateral. Promptly (and, in any event, within 10 days of the relevant change or such later date as Lender may agree) provide Agent written notice of any change of (a) its name as it appears in official filings in the state of its incorporation or other organization, (b) its chief executive office, principal place of business, corporate offices or warehouses or locations at which material tangible Collateral is held or stored, or the location of its material records concerning the Collateral, (c) the type of legal entity that it is, (d) its state of incorporation or organization or (e) the organizational number (if any) assigned by its jurisdiction of incorporation or organization;

(k)    Other Documents. Such other financial and other information respecting any Loan Party’s business or financial condition as Lender shall, from time to time, reasonably request; provided that no Loan Party (or any Subsidiary thereof) shall be required to disclose or provide any information (i) in respect of which disclosure to the Agent or any Lender (or any of their respective representatives) is prohibited by applicable requirements or law or regulation; (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in respect of which such Loan Party (or a Subsidiary thereof) owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this paragraph (k));

(l)    SEC Filings. In the event that the Loan Parties become subject to the reporting requirements under the Exchange Act. within five (5) days of the public filing thereof, copies of all periodic and other reports, proxy statements and other material periodic reporting documents filed by the Loan Parties with the SEC or with any national securities insurer, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Loan Parties post such documents, or provide a link thereto, on the Loan Parties’ website on the Internet at the Loan Parties’ website address; provided, however, the Loan Parties shall promptly notify Agent in writing (which may be by electronic mail) of the posting of any such documents;

(m)    Legal Action Notice. Promptly after becoming aware of the same, a report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(n)    Governmental Correspondence, Approvals, Etc. within ten (10) Business Days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law that would reasonably be expected to result in a Material Adverse Change; provided that no such notice shall be required hereunder if and to the extent prohibited by applicable law or regulation;

(o)    Defaults; Material Adverse Change. As soon as reasonably practicable, and in any event within five (5) Business Days after a Responsible Officer of any Loan Party becomes aware of the occurrence of a Default or Event of Default or the occurrence of any event or development that would reasonably be expected to have a Material Adverse Change, the written statement of a Responsible Officer of Borrower setting forth the details of such Default or Event of Default or other event or development having a Material Adverse Change and the action which the affected Loan Party proposes to take with respect thereto; and

(p)    Annual Statutory Statements. Promptly, but in any event within ten (10) days after the date required to be filed, a copy of each Regulated Insurance Company’s Annual Statement for such year ended December 31, as filed with each Applicable Insurance Regulatory Authority.

Notwithstanding the foregoing, the obligations in paragraphs (b) ~~and~~, (c) and (f) of this Section 6.2 may instead be satisfied with respect to any financial statements or auditor opinion of the Borrower by furnishing (A) the applicable financial statements or auditor opinion of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to Agent or to any Lender; provided that, with respect to each of clauses (A) and (B), (i) if (1) such financial statements relate to any Parent Company and (2) either (I) such Parent Company (or any other Parent Company that is a Subsidiary of such Parent Company) has any third party Indebtedness and/or operations (as determined by the Borrower in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower and its Subsidiaries) or (II) there are material differences between the financial statements of such Parent Company and its consolidated Subsidiaries, on the one hand, and the Borrower and its consolidated Subsidiaries, on the other hand, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 6.2(c), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 6.2(c) as if the references to “the Borrower” therein were references to such Parent Company.

6.3    Taxes; Pensions. Timely pay, and require each of its Subsidiaries to pay, within any applicable payment period, all federal, and all foreign, state and local, Taxes and other similar assessments owed by a Loan Party and each of its Subsidiaries (except to the extent such Taxes or assessments are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change.

6.4    Insurance~~.~~

. Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement:

(a)    Keep its business and the tangible Collateral insured for risks, and in amounts customary for companies in the Loan Parties’ industry and location and as Agent may reasonably request. Insurance policies insuring the property of each Loan Party shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of a Loan Party, and in amounts that are customary for companies in the Loan Parties’ industry and location and reasonably satisfactory to Agent. All property policies insuring the property of the Loan Parties shall have a lender’s loss payable endorsement showing Agent (or the agent under the TRG Credit Facility in lieu thereof) as the sole lender loss payable. All liability policies issued to the Loan Parties for the benefit of the Loan Parties shall show, or have endorsements showing, Agent (or the agent under TRG Credit Facility in lieu thereof) as an additional insured. To the extent reasonably available, all property and liability policies referenced in this section shall have a notice of cancellation endorsement naming Agent~~. Agent~~ (or the agent under TRG Credit Facility in lieu thereof). Agent (or the agent under the TRG Credit Facility in lieu thereof) shall be named as lender loss payable and/or additional insured with respect to any such insurance providing coverage in respect of any material Collateral.

(b)    Ensure that proceeds payable under any property policy insuring the property of the Loan Parties are, at Agent’s option payable to Agent (or the agent under the TRG Credit Facility in lieu thereof) on account of the Obligations.

(c)    At Agent’s request, and when other evidence or certificates of insurance are not sufficient and where possible or reasonable, the Loan Parties shall deliver certified copies of insurance policies insuring the property of the Loan Parties. The Loan Parties shall use commercially reasonable efforts to cause each provider of any such insurance required under this Section 6.4 to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent thirty (30) days prior written notice (or ten (10) days prior written notice in the case of non-payment) before any such policy or policies. If the Loan Parties fail to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Agent (or the agent under the TRG Credit Facility in lieu thereof), Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Agent (or the agent under the TRG Credit Facility in lieu thereof) deems prudent.

To the extent any deliverables required hereby cannot be provided to multiple agents, they shall instead be provided to the agent under the TRG Credit Facility as provided for under the Hudson/TRG Subordination Agreement, and by doing so shall be deemed satisfied hereunder.

6.5    Operating Accounts. ~~Except~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, except as otherwise provided in this Section 6.5, deposit or cause to be deposited promptly all proceeds in respect of any Collateral and all other amounts received by any Loan Party into a Collateral Account subject to a Control Agreement or in an Excluded Account. The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in any Collateral Account (other than Excluded Accounts), unless, Agent shall have received a Control Agreement or other appropriate instrument in respect of each such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated by any Loan Party without the prior written consent of Agent~~.~~  (provided that during the term of the Hudson/TRG Subordination Agreement, such requirement may instead be satisfied by an appropriate instrument of the agent in respect of the TRG Credit Facility and bailee arrangements thereunder). Notwithstanding the foregoing, promptly after the later of (x) the occurrence of a Project Beacon Failure Event and (y) October 1, 2025, to the extent then reasonably requested by Agent, the Borrower will use commercially reasonably efforts to amend each Control Agreement required pursuant to this Section 6.5 to provide that the applicable depository bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by any Loan Party (without, for the avoidance of doubt any requirement of Agent to provide any “notice of exclusive control” or similar notice); provided that, if any such time any commitment or loan under the TRG Credit Facility remains effective or outstanding, the foregoing requirement shall be satisfied in such right to instruct disposition of funds is then granted in favor of the administrative agent and/or collateral agent thereunder.

6.6    Protection of Intellectual Property Rights.

(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Change; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of any Intellectual Property that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business; and (iii) not allow any Intellectual Property owned by a Loan Party that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)    Upon the reasonable request of Agent, the Loan Parties shall use commercially reasonable efforts to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for Agent to have a security interest in the Loan Parties’ rights in any material Restricted License that might otherwise be prohibited by law or by the terms of any such Restricted License (but only to the extent that such terms would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity), whether now existing or entered into in the future. For the avoidance of doubt, in no event shall the use of commercially reasonable efforts to obtain such consent or waiver obligate any Loan Party to pay any fees or expenses, incur any liabilities or modify any terms of any such Restricted License (or any other agreement) in a manner that is adverse to such Loan Party.

6.7    [Reserved].

6.8    Access to Collateral; Books and Records. Allow Agent, or its agents upon reasonable prior notice and at reasonable times during normal business hours, to audit and copy each of the Loan Party Books from time to time.

6.9    Formation or Acquisition of Subsidiaries. At the time that any Loan Party forms any direct Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (in each case, other than an Excluded Subsidiary), such Loan Party shall, promptly and in any event within thirty (30) days after the formation or acquisition thereof (or such later date as the Agent may agree it its sole discretion), (a) cause such new Subsidiary to become a Guarantor hereunder by executing and delivering to Agent a Counterpart Agreement, (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Agent, and (c) provide to Agent such other agreements, instruments, opinions, approvals or other documents (in form and substance reasonably satisfactory to Agent) reasonably requested by Agent in order to create, perfect, establish the pledge of all of the beneficial ownership interest in such new Subsidiary or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents.

6.10    Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (ii) not engage in any activity that would breach in any material respect any Anti-Corruption Law, (iii) promptly notify Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law, (iv) not directly or, to the knowledge of any Loan Party, indirectly use, lend or contribute the proceeds of the Term Loan for any purpose that would breach any Anti-Corruption Law and (v) in order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to Agent upon its reasonable request from time to time (A) to the extent known to such Loan Party, information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with Agent or Lenders, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable Agent or any Lender to comply with Anti-Money Laundering Laws.

6.11    Lender Meetings. Upon the reasonable request and on reasonable notice of Agent, not more than three in any Fiscal Year, participate in a meeting by telephone with Agent and the Lenders (or at such location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

6.12    Board Observation Rights  Agent shall be entitled to designate one observer (the “Board Observer”) to attend any regular meeting (a “BOD Meeting”) of the Board of Directors of Borrower (or any relevant committee thereof). The Board Observer shall (a) not constitute a member of any Board of Directors or any committee, (b) not be entitled to vote on any matters presented at meetings of any Board of Directors or any committee or to consent to any matter as to which the consent of any Board of Directors or any committee has been requested, (c) be timely notified of the time and place of any BOD Meetings (which notices shall include all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) and (d) have the right to receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Borrower in anticipation of or at such meeting (regular or special and whether telephonic or otherwise). Notwithstanding the foregoing, a Board of Directors or committee may withhold information or material from the Board Observer and exclude the Board Observer from any meeting or portion thereof if (as determined by the applicable Board of Directors or committee in good faith) access to such information or materials or attendance at such meeting would adversely affect the assertion of the attorney-client or work product privilege between the Borrower or any of its Subsidiary and its counsel. Information delivered to the Board Observer shall be subject to the confidentiality provisions contained herein.

6.13    Further Assurances. Execute any further instruments and take further action as Agent reasonably requests to (a) perfect, protect or continue Agent’s first priority Lien in the Collateral (subject to Permitted Liens), (b) enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral or (c) better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. If an Event of Default has occurred and is continuing as a result of any Loan Party failing to perform any agreement or obligation contained herein (i) in furtherance of the foregoing and to the extent reasonably deemed necessary by Agent, to the maximum extent permitted by applicable law, each Loan Party authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, such instruments or other such documents in such Loan Party’s name in any appropriate filing office, and (ii) Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Loan Party or Agent, and the reasonable out-of-pocket expenses of Agent incurred in connection therewith shall be jointly and severally payable by the Loan Parties pursuant to Section 12.10 hereof and shall be secured by the Collateral.

6.14    Post-Funding. Notwithstanding anything herein to the contrary, provide Agent:

(a)    within 30 days after July 27, 2021 (or such later date as the Agent may agree), duly executed control agreements in respect of any Deposit Accounts included in the Collateral (excluding, for the avoidance of doubt, any Excluded Accounts); and

(b)    within 60 days after the initial funding of the Term Loan (or such later date as the Agent may agree), endorsements to the insurance policies required by Section 6.4 as to the additional insureds or lender’s loss payables thereunder as Agent may reasonably request;

each in form and substance reasonably satisfactory to Agent.

6.15    Underwriter. If reasonably requested by the Agent after the occurrence of a Project Beacon Failure Event, the Borrower shall promptly, but solely to the extent permitted by applicable law and/or regulation, (a) transfer 100% of the Borrower’s then-owned Equity Interests in the Underwriter into a newly formed bankruptcy-remote entity (the “Underwriter HoldCo”) and (b) cause 100% of the Borrower’s then-owned Equity Interests in the Underwriter HoldCo to be pledged as Collateral hereunder. In furtherance of the foregoing, Agent and the Borrower agree to use commercially reasonable efforts to complete a Form A regulatory filing in respect of the pledge of the Borrower’s Equity Interests in the Underwriter HoldCo.

7.    NEGATIVE COVENANTS

On and after the Funding Date, and in each case so long as any Obligations (whether or not due) shall remain outstanding or unpaid (other than Unasserted Contingent Indemnification Claims), no Loan Party shall and no Loan Party shall permit its Subsidiaries to, unless Agent shall otherwise consent in writing:

7.1    Dispositions. Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing, except for (a) Dispositions of assets in the ordinary course of business or as carried on as at the date of this Agreement; (b) Dispositions of worn-out or obsolete assets; (c) Dispositions consisting of Permitted Liens and Permitted Investments; (d) Dispositions consisting of the sale or issuance of any Qualified Equity Interests of Borrower; (e) Dispositions of non-exclusive licenses and leases for the use of the property (including intellectual property) of a Loan Party or its Subsidiaries in the ordinary course of business; (f) Dispositions consisting of the Loan Parties’ or their Subsidiaries use or transfer of money or Cash Equivalents (other than, except in the case of Borrower, transfers to Affiliates that are non-Loan Parties (other than to a Subsidiary of a Loan Party)) in the ordinary course of its business for the payment of ordinary course business expenses in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (g) Dispositions of assets in exchange for other assets which are in reasonable opinion of the disposing Loan Party or Subsidiary, comparable as to type, value and quality; (h) Dispositions between and/or among the Loan Parties or their Subsidiaries; (i) the sale or discount of Accounts (subject only to customary limited recourse) in the ordinary course of business in connection with the compromise, collection or efficient monetization thereof; (j) the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of a Loan Party or its Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries; (k) Dispositions resulting from any loss, destruction or damage of any property or assets or any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or assets; (l) mergers and consolidations to the extent expressly permitted by Section 7.3; (m) the termination or unwinding of any Swap Contract in accordance with its terms in the ordinary course of business; (n) disposals of cash or Cash Equivalents (x) in the ordinary course of business, but excluding pursuant to any transaction prohibited under the Loan Documents and/or (y) to pay any fees, premiums or other amounts required to be paid under the TRG Credit Facility; (o) Dispositions by one Loan Party of Pledged Shares to another Loan Party; (p) Dispositions expressly permitted by this Agreement; (q) any Disposition that generates (individually) less than $100,000 in Net Cash Proceeds and $750,000 in the aggregate for all such Dispositions; (r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (s) any sale of Equity Interests by a Subsidiary so long as any remaining Investments in such Subsidiary of the Borrower and its Subsidiaries are permitted hereunder and (t) other Dispositions, so long as the Net Cash Proceeds thereof, when aggregated with the Net Cash Proceeds of all other Dispositions made within the same Fiscal Year in accordance with this clause (t) are not in excess of $10,000,000; provided that, (1) at the time of such Asset Sale (or, if such Asset Sale is made pursuant to a binding agreement to sell, at the time that such sale agreement is entered into), no Event of Default shall have occurred and be continuing or would result therefrom, and (2) such Net Cash Proceeds shall be (x) in an amount at least equal to the fair market value of the asset(s) subject to such Asset Sale (as determined in good faith by the Borrower), (y) paid in cash in an amount at least equal to 75% of such Net Cash Proceeds and (z) subject to Section 2.2(d)(viii), applied in accordance with Section 2.2(d)(ii) and/or as (and to the extent) required by Section 2.2(c)(ii).

7.2    Changes in Business, Management, Control, or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than (a) the businesses currently engaged (or proposed to be engaged in, as disclosed to the Agent) in by any of the Loan Parties or their Subsidiaries as of the date hereof, as applicable or (b) lines of business reasonably related or ancillary thereto or to the property and casualty insurance business generally and, in the case of each of (a) and/or (b), including any business that is similar, incidental, complementary, corollary, synergistic or related, and in each case, any reasonable extension, development or expansion of such business.

7.3    Mergers. Except to consummate (i) a SPAC or de-SPAC transaction in which either (x) the Borrower is the surviving entity or (y) if the Borrower is not the surviving entity, then (1) the surviving entity is organized or existing under the laws of the United States, any state thereof or the District of Columbia (or any other jurisdiction reasonably acceptable to Agent), (2) the surviving entity assumes the Obligations of the Borrower in a manner reasonably acceptable to the Agent and (3) the other Loan Parties shall have executed and delivered such other reaffirmation documents in respect of the Obligations as may be reasonably requested by the Agent or (ii) any other acquisition or disposition otherwise permitted hereunder, (a) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person or (b) acquire, adopt or consummate a “plan of division” (or comparable transaction) under the Delaware Limited Liability Company Act or any similar law; provided, that, notwithstanding the foregoing, (i) any Loan Party may merge or consolidate with any other Loan Party, (ii) any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with any other Subsidiary of the Borrower that is not a Loan Party (or that is a Loan Party, provided that the Loan Party shall survive such merger or consolidation), (iii) if with respect to such merger or consolidation the Borrower is a party to such merger or consolidation, it shall be the survivor thereof.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrances. Create, incur, allow, or suffer, or permit any of its Subsidiaries to create, incur, allow or suffer, any Lien on any of its property, except for Permitted Liens, or assign or convey any right to receive income, including the sale of any Accounts (other than as permitted pursuant to Section 7.1), or permit any of its Subsidiaries to do so, except to the extent expressly permitted hereby, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens and permitted non-perfection), or enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting or restricting any Loan Party or any Subsidiary of any Loan Party from incurring or permitting to exist any Lien in or upon any of its property or revenues to secure the Obligations, except for such agreements, documents, instruments, arrangements, prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable Requirements of Law (including restrictions and limitations imposed thereby), (iii) any agreement, document, instrument or other arrangement creating a Permitted Lien (but only to the extent such prohibition or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by any Loan Party or Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is not prohibited under this Agreement, (vi) restrictions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Subsidiary, (vii) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 and relate solely to the assets or Person subject to such disposition; (xi) are customary restrictions that arise in connection with (x) any Permitted Lien and relate to the property subject to such Lien or (y) any disposition permitted by Section 7.1 or 7.6 and relate solely to the assets or Person subject to such disposition; (xi) represent Indebtedness of a Subsidiary that is not a Loan Party which is permitted by Section 7.4 and which does not apply to any Loan Party; (xii) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.6 and applicable solely to such joint venture and its equity; (xiii) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.4 but solely to the extent any negative pledge relates to the property financed by such Indebtedness and the proceeds, accessions and products thereof; (xiv) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (xv) are customary provisions restricting subletting, transfer or assignment of or any Lien on any lease governing a leasehold interest of Borrower or any of its Subsidiaries; (xvi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xv) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (xvi) arise in connection with cash or other deposits permitted under Section 7.5 or 7.6 and limited to such cash or deposit; (xvi) are restrictions regarding licensing or sublicensing by the Borrower and its Subsidiaries of Intellectual Property in the ordinary course of business; (xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions or other investments not prohibited hereunder; (xv) are in the Loan Documents; are operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto; (xvi) are in any other Indebtedness, so long as such encumbrances or restrictions are not materially more restrictive than those contained in the Loan Documents (as determined by the Borrower in good faith) and do not prohibit compliance with Section 6.9; ~~or~~ (xvi) would be rendered unenforceable by applicable provisions of the UCC or (xvii) are set forth in the TRG Credit Facility.

7.6    Distributions; Investments. (a) Make, or permit any of its Subsidiaries to make, any Restricted Payment other than Permitted Restricted Payments; or (b) directly or indirectly make (or permit any of its Subsidiaries to make) any Investment other than Permitted Investments (provided, however, notwithstanding anything to the contrary in this Agreement, a Loan Party may create or form a Subsidiary so long as such Loan Party complies with Section 6.9 hereof).

7.7    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction between any Loan Party or any of its Subsidiaries (each, an “Obligor”) and any Affiliate of a Loan Party which is not an Obligor (each, a “Non Obligor”), except for: (i) transactions in the ordinary course of such Obligor’s business and upon fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm’s length transaction with a Person that is not a Non Obligor, (ii) transactions solely between or among any one or more Obligors, (iii) reasonable and customary indemnities provided to, and reasonable and customary fees paid to, members of the board of directors of the Borrower and its Subsidiaries, (iv) transactions and other payments expressly permitted by this Agreement and the other Loan Documents, (v) compensation (including bonuses and commissions) and employment, separation and severance of officers, directors, employees and consultants (including expense reimbursement and indemnification) and the establishment and maintenance of benefit programs or arrangements with employees, officers, directors and consultants, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans or equity incentive or equity option plans, including entering into any agreement with respect to the foregoing, performing any Obligor’s obligations thereunder and making any payments in respect thereof, (vi)  issuances of Qualified Equity Interests not resulting in a Change of Control or otherwise in violation of this Agreement or any other Loan Document, (vii) Indebtedness to the extent permitted by Section 7.4, Liens to the extent permitted by Section 7.5, Restricted Payments to the extent permitted under Section 7.6(a), Investments to the extent permitted under Section 7.6(b) and transactions permitted by Section 7.1 or Section 7.3; (viii) transactions existing on the Effective Date and listed on Schedule 7.7; (ix) transactions in which the Borrower delivers to the Lender a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view; ~~and~~ (x) transactions which are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith; and (xi) the TRG Credit Facility and the transactions contemplated thereby.

7.8    Subordinated Debt; TRG Credit Facility. (a) Amend any provision in any document relating to the Subordinated Debt in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or adversely affect in any material respect the subordination thereof to Obligations owed to the Secured Parties or (b) amend any provision in any document governing the TRG Credit Facility in violation of the Hudson/TRG Subordination Agreement.

7.9    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”), or use the proceeds of the Term Loan for that purpose; fail to (a) meet the minimum funding requirements of ERISA with respect to any employee benefit pension plans (as defined in Section 3(2) of ERISA) that is sponsored, maintained or contributed to by a Loan Party and that is subject to Title IV of ERISA (a “Pension Plan”), (b) prevent a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived)from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a Material Adverse Change; or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental entity, in each case which would reasonably be expected to result in a Material Adverse Change.

7.10    [Reserved].

7.11    Modifications of Indebtedness, Operating Documents and Certain Other Agreements, Etc. (i) amend, modify or otherwise change any of its Operating Documents in any way materially adverse to the interests of Agent and Lenders under the Loan Documents; provided, that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law) or (ii) agree to any amendment, modification or other change to or waiver to any of its rights under any contract that is material to the business of the Loan Parties (other than contracts relating to the TRG Credit Facility, which shall solely be limited by Section 7.8(b)), if such amendment, modification, change or waiver would have a material and adverse effect on Agent’s security interest in the Collateral or on the rights and remedies of Agent and Lenders under the Loan Documents. Nothing in this Agreement shall, or shall be deemed to, prohibit the Borrower or any of its Subsidiaries from amending its Operating Documents to include “bankruptcy remote” provisions, including as required by the terms of the TRG Credit Facility.

7.12    Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws. (i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person, in each case in violation of applicable Sanctions; or (ii) use, nor permit any of its Subsidiaries to use, directly or, to the knowledge of any Loan Party, indirectly, any of the proceeds of the Term Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in the Term Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

7.13    Financial Covenants.

(a)    As of the last day of any month, allow Liquidity of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $20,000,000; and

(b)    As of the last day of each Fiscal Year, allow Consolidated GAAP Revenue of the Borrower and its Subsidiaries, on a consolidated basis, to be less than $~~130,000,000~~50,000,000, with respect to such Fiscal Year.

(c)    Notwithstanding anything to the contrary in this Agreement (including Section 8), if the Borrower reasonably expects to fail (or has failed) to comply with Section 7.13(a) and/or (b) above at the end of any applicable fiscal period), the Borrower (or any parent thereof) shall have the right (the “Cure Right”) (at any time during such applicable fiscal period or thereafter until the date that is 15 Business Days after the date on which financial statements for such fiscal period are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable) to issue Permitted Equity for cash or otherwise receive cash contributions in respect of Permitted Equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 7.13(a) and (b) shall be recalculated giving effect to the following pro forma adjustment: each of Liquidity and Consolidated GAAP Revenue shall be increased, solely for the purpose of determining compliance with Section 7.13(a) or (b), as applicable, as of the end of the applicable fiscal period, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, except as expressly set forth below, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 7.13(a) or (b), as applicable, would be satisfied, then the requirements of Section 7.13(a) or (b), as applicable, shall be deemed satisfied as of the end of the relevant fiscal period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.13(a) or (b), as applicable, that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive applicable fiscal periods there shall be at least two such fiscal periods (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than three times (it being understood and agreed that for purposes of this Section 7.13(c), and exercise of the Cure Right with respect to Section 7.13(a) and (b) at the same time shall be deemed to be only one usage of the Cure Right), (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 7.13(a) or (b), as applicable, (or to be in pro forma compliance with any financial covenant with respect to any other Indebtedness that is being cured), (iv) upon Lender’s receipt of a written notice from the Borrower that the Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which Financial Statements for the fiscal period to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 6.2(b) or (e) (as applicable), the Agent shall not exercise any right to accelerate the Term Loan, and the Agent shall not exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents, in each case solely on the basis of the relevant Event of Default under Section 8.2(a), (v) during any fiscal period in which any Cure Amount is included in the calculation of Liquidity or Consolidated GAAP Revenue, as applicable as a result of any exercise of the Cure Right, such Cure Amount shall be counted solely as an increase to Liquidity or Consolidated GAAP Revenue (or, if applicable, both) (and not as a reduction of Indebtedness (by netting or otherwise), except to the extent that the proceeds of such Cure Amount are actually applied to repay Indebtedness) for the purpose of determining compliance with Section 7.13(a) or (b), as applicable.

(d)    Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, each of the parties hereto acknowledges and agrees that the covenants set forth in this Section 7.13 are subject to the standstill provided by the Fifth Amendment.

7.14    Regulated Insurance Companies. Notwithstanding the foregoing, to the extent any of the foregoing covenants in this Section 7 conflict with applicable Requirements of Law as they apply to a Regulated Insurance Company (or applicable Requirements of Law would prevent the application thereof to any Regulated Insurance Company), such applicable Requirements of Law shall govern and such provision shall not apply, solely to the extent necessary to comply with such Requirements of Law.

8.    EVENTS OF DEFAULT

The continuance of any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. The Borrower fails to (a) make any payment of principal, on the Term Loan when due, or (b) pay any other Obligations (including interest and any Applicable Prepayment Premium, if any) within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date).

8.2    Covenant Default.

(a)    Any Loan Party fails or neglects to perform any obligation in Section 7;

(b)    Any Loan Party fails or neglects to perform any obligation in Section 6.2 and such failure or neglect continues for five (5) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(c)    Any Loan Party fails or neglects to perform any obligation in Section 6.1(a) and such failure or neglect continues for fifteen (15) Business Days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect;

(d)    Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (not specified in Sections 8.1 8.2(a) or 8.2(b)), and (other than breach of any provision of Section 7 which cannot by its nature be cured) such failure or neglect continues for thirty (30) days after the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has actual knowledge of such failure or neglect; or

8.3    Attachment; Levy; Restraint on Business. (a) Any material portion of the Collateral (taken as a whole) is attached, seized, levied on, or comes into possession of a trustee or receiver, or (b) any court order enjoins, restrains, or prevents the Loan Parties from conducting all or any material part of their business, and in each case is not removed, discharged or rescinded within thirty (30) days.

8.4    Insolvency. (a) Any Loan Party admits in writing that it is generally unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, is generally not paying its debts as such debts become due, or makes a general assignment for the benefit of creditors; (b) any Loan Party begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against any Loan Party and is not dismissed or stayed within sixty (60) days; or (d) in the case of subclause (a) or (b) above, any Loan Party or Subsidiary shall take any action to authorize any of the actions set forth therein.

8.5    Other Agreements. There is, under any agreement governing Indebtedness in an aggregate outstanding amount in excess of $1,000,000 to which any Loan Party or its Subsidiaries is a party with a third party or parties, any failure or breach which has resulted in a current right by such third party or parties, whether or not exercised, to accelerate the maturity of such Indebtedness (after giving effect to any grace or cure period and the giving of notice if required thereunder (and in each case, not prior thereto)). For the avoidance of doubt, any failure or breach described above in this paragraph shall not result in a Default or Event of Default hereunder while any notice or grace period, if applicable to such failure, breach or default remains in effect. This Section 8.5 shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted under this Agreement and (B) the termination (or similar event) with respect to any hedging or other derivative instrument.

8.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 (not covered by independent third-party insurance as to which liability has not been denied by such insurance carrier other than customary deductibles) shall be rendered against any Loan Party by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged or bonded prior to the expiration of any such stay.

8.7    Misrepresentations. Any Loan Party or any Person acting for any Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or any writing executed in connection herewith and delivered to Agent, and such representation, warranty, or other statement is incorrect in any material respect when made other than if the circumstances giving rise to the misrepresentations and the consequences of such misrepresentation are capable of remedy and are remedied within thirty (30) days of the earlier of receipt of written notice of such failure or neglect by a Responsible Officer of Borrower from Agent and the date a Responsible Officer of any Loan Party has knowledge of such misrepresentation.

8.8    Subordinated Debt. ~~The~~Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, the Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness with the priority contemplated by this Agreement under the subordination provisions of any document or instrument evidencing any permitted Subordinated Debt (in each case, to the extent required by such subordination provision) or the subordination provisions of any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be invalidated or otherwise cease to be in full force and effect, or any other Person shall take a material action in breach thereof or contest in writing the validity or enforceability thereof or deny in writing that it has any further liability or obligation thereunder.

8.9    Governmental Approvals. Any material Governmental Approval or material Insurance License of any Loan Party or any of its Subsidiaries shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority or an Applicable Insurance Regulatory Authority (as applicable) that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or Insurance License or that would reasonably be expected to result in the Governmental Authority or Applicable Insurance Regulatory Authority (as applicable) taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal cause, or would reasonably be expected to cause, a Material Adverse Change.

8.10    Validity; Liens. ~~Any~~Other than in respect of the TRG Credit Facility and subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party asserts in writing that any material provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except with respect to the TRG Credit Facility and as otherwise permitted herein or therein) in any material portion of the Collateral purported to be covered thereby.

9.    RIGHTS AND REMEDIES

9.1    Rights and Remedies. ~~Upon~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, Agent may, upon prior written notice to Loan Parties, do any or all of the following:

(a)    (i) subject to sub-clause (ii) below, terminate the Term Loan Commitments and declare all Obligations (including the Applicable Prepayment Premium, if any) immediately due and payable (but if an Event of Default described in Section 8.4 occurs, without notice or demand, all Obligations (including all accrued and unpaid interest thereon, all fees, the Applicable Prepayment Premium (if any) and all other amounts due under the Loan Documents) are immediately due and payable without any action by Agent), without any notice to any Loan Party or any other Person or any act by Agent or any Lender, and (ii) notwithstanding the other provisions of this clause (a), on and from the date on which the Obligations have been declared due and payable the Loan will amortize on a straight line basis over the period of twenty four (24) months from such date (in the case of this clause (ii), subject to the terms of Section 2.2(c)(iii) (unless otherwise waived or modified by the Borrower that the Required Lenders));

(b)    stop advancing money or extending credit for the Borrower’s benefit under this Agreement;

(c)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, and notify any Person owing a Loan Party money of Agent’s security interest in such funds;

(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral, and the Loan Parties shall assemble the Collateral if Agent requests and make it available as Agent designates;

(e)    enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, and in connection therewith each Loan Party grants Agent a license to enter and occupy its premises, without charge, to exercise any of Agent or Lenders’ rights or remedies;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral and in connection therewith Agent is hereby granted, solely during the continuance of the Event of Default, a non-exclusive, royalty-free license or other right to use, without charge, any Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks (provided that such license with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks), and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1(f), such Loan Party’s rights under all licenses and all franchise agreements inure to Agent’s benefit (on behalf of itself and the Lenders);

(g)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)    demand and receive possession of any Loan Party’s Books;

(i)    exercise all rights and remedies available to any Secured Party under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(j)    deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; and

(k)    notwithstanding any other provision of Sections 4.7(b), 4.7 (c) or this Section 9.1, neither Agent nor any Lender may take any step or exercise any right or remedy under Sections 4.7(b), 4.7 (c) or this Section 9.1 unless it has made commercially reasonable efforts for a period of not more than forty five (45) days to agree with Borrower how to repay the Obligations (including exercise of the rights and remedies of Borrower under the Loan Documents in an agreed manner.

9.2    Power of Attorney. Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact and proxy, with full authority in the place and stead of such Loan Party and in the name of such Loan Party or otherwise, from time to time in Agent’s discretion, exercisable only upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including but not limited to: (a) endorse any Loan Party’s name on any checks or other forms of payment or security; (b) sign any Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under any Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code permits. Each Loan Party also hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than Unasserted Contingent Indemnification Claims) have been satisfied in full. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than Unasserted Contingent Indemnification Claims) have been fully repaid and performed.

9.3    Protective Payments. If any Loan Party fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which any Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, the Secured Parties may obtain such insurance or make such payment, and all amounts so paid by the Secured Parties are Obligations and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide the Loan Parties with notice of the Secured Parties obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by a Secured Party are deemed an agreement to make similar payments in the future or a Secured Party’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds Upon Default. At any time after Agent takes action under Section 9.1, Agent shall have the right to apply in any order any funds in its possession, whether from Loan Party account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Agent shall pay any surplus to the Loan Parties or to other Persons legally entitled thereto; the Loan Parties shall remain liable to the Secured Parties for any deficiency. If Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

9.5    Agent’s Liability for Collateral. Provided Agent takes at least the same level of care for any Collateral in its possession or under its control as Agent would take with any of its own assets, Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Each Loan Party bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Agent’s failure, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of any Secured Party thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Secured Parties have all rights and remedies provided under the Code, by law, or in equity. A Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and a Secured Party’s waiver of any Event of Default is not a continuing waiver. Any Secured Party’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7    Demand Waiver. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which any Loan Party is liable.

9.8    Loan Party Agent. ~~Each~~Subject in all respects to the terms and conditions of the Hudson/TRG Subordination Agreement, each Loan Party (other than the Borrower) hereby appoints the Borrower as its agent in relation to the Loan Documents and authorizes the Borrower to (a) supply all information concerning itself contemplated by the Loan Documents to the Agent and any Lender, (b) give all notices and instructions, make such agreements and effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without further reference to or consent of such Loan Party, (c) sign or agree any amendment or waiver in relation to any Loan Document on behalf of such Loan Party, and (d) take as its agent any other action necessary or desirable under or in connection with the Loan Documents.

10.    NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission (if applicable); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number (if applicable), or email address indicated below. Agent or the Loan Parties may change its mailing or electronic mail address or facsimile number (if applicable) by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to any Loan Party:
States Title Holding, Inc. ~~1151~~101 Mission Street, Suite 1050 San Francisco, CA ~~94103~~94105 Attention: ~~###~~Legal Department ~~### ###~~corplegal@doma.com

If to Agent:	Hudson Structured Capital Management Ltd.
Attention: ~~###~~General Counsel 2187 Atlantic Street Stamford, CT 06902 E-mail: ~~###~~legalnotices@hscm.com

With a copy to:	Willkie Farr & Gallagher LLP
Attention: Michael Groll 787 Seventh Avenue New York, NY 10019-6099 E-mail: mgroll@willkie.com

11.    CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Each Loan Party, Agent and each Lender submit to the exclusive jurisdiction of the State and Federal courts in New York County, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Secured Party. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Loan Parties at the address set forth in, or subsequently provided by the Loan Parties in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT AND EACH LENDER IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.    GENERAL PROVISIONS

12.1    Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than Unasserted Contingent Indemnification Claims) have been discharged or otherwise satisfied in full. So long as the Obligations have been discharged or otherwise satisfied in full (other than Unasserted Contingent Indemnification Claims and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by any Loan Party pursuant to the terms and conditions set forth in Section 2.2(e). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted and registered assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion) and any such assignment without Agent’s prior written consent shall be null and void.

(b)    With the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), so long as no Event of Default has occurred and is continuing, and the Agent, each Lender and its respective successors, contributees and assigns as permitted hereunder has the right to sell, transfer, assign, contribute or negotiate all or any part of, or any interest in, the Secured Parties’ obligations, rights and benefits under this Agreement and the other Loan Documents to any Person; provided that no such consent shall be required for any sale, transfer, assignment, contribution or negotiation to any Eligible Assignee. Notwithstanding the foregoing, (i) any Lender may at any time pledge, contribute or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of such Lender, including any pledge, contribution or assignment to secure obligations to any Person; (ii) so long as such pledge, contribution or assignment is to a Person (other than an Eligible Assignee), prior written consent is required of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld, delayed or conditioned); (iii) no such pledge, contribution or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee, contributee or assignee for such Lender as a party hereto.

(c)    The parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; (vi) such assignee, if it shall not be a Lender, shall deliver to the Borrower any Tax forms required by Section 2.6 and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d)    With the prior written consent of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower not to be unreasonably withheld, delayed or conditioned), each Lender and its respective successors and assigns as permitted hereunder has the right to grant participation in all or any part of, or any interest in, the Secured Parties’ obligations, rights, and benefits under this Agreement and the other Loan Documents to any Eligible Assignee; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Loan Parties for the performance of such obligations and (iii) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. A Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No participant shall be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(e)    [Reserved]

(f)    The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of each Lender and its assignees and transferees, and the Term Loan Commitment of, and principal amounts (and stated interest) of the Term Loan owing to, the Lender and each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Agent, the Lender and each transferee and transferee shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Lenders and any assignee and transferee, at any reasonable time and from time to time upon reasonable prior notice.

12.3    Indemnification. Each Loan Party agrees to, jointly and severally, indemnify, defend and hold each Secured Party and each of its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against all obligations, demands, claims, losses, damages, penalties, fees, liabilities, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable out-of-pocket attorneys’ fees, costs and expenses) (collectively, “Claims”) incurred by such Indemnified Persons, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with the transactions contemplated by the Loan Documents; except for Claims and/or losses (a) directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) arises solely from a breach by such Indemnified Person of its obligations under the Loan Documents or (c) arises solely from a dispute solely among Indemnified Persons not arising out of or resulting from any act or omission on the part of any Loan Party. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding anything in this Section 12.3 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.3 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6    Correction of Loan Documents. Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Agent provides the Loan Parties with written notice of such correction and allows the Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent and the Loan Parties.

12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing and signed (a) in the case of any waiver or consent other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) or (b) in the case of any amendment other than as contemplated by Section 12.6, by the Required Lenders (or by Agent with the consent of the Required Lenders) and the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) increase the Term Loan Commitment or the Term Loan Commitment Amount or increase the Pro Rata Share of any Lender’s Term Loan Commitment or Term Loan Commitment Amount, reduce the principal of, or interest on, the Term Loan or any other Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case, without the written consent of such Lenders adversely affected thereby (it being understood that (A) no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or the implementation of the Default Rate, shall be within the scope of this clause (i), and such actions shall only require the consent of the Required Lenders (or in the case of a waiver of mandatory prepayment in connection with a Change of Control, solely the Agent without requirement for consent by any Lender or other Secured Party) and (B) any waiver of any amortization payment referred to in Section 2.2(b)(iii) shall only require the consent of the Required Lenders)); (ii) change the percentage of the Term Loan Commitment, Term Loan Commitment Amount or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender adversely affected thereby; (iii) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender adversely affected thereby; (iv) release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of Agent for the benefit of Agent and the Lenders (except pursuant to a transaction otherwise permitted hereunder), or release any Borrower or substantially all of the guarantees provided by the Guarantors, in each case, unless otherwise provided by this Agreement, without the written consent of each Lender adversely affected thereby; (v) amend, modify or waive Section 9.4 or this Section 12.7 of this Agreement without the written consent of each Lender adversely affected thereby or (vi) amend, modify, or waive any provision of this Agreement in a manner that is directly and disproportionately adverse to any Lender or directly and favorably affecting any Lender (in each case, as compared to all of the Lenders), without the consent of each Lender affected by such amendment, modification, or waiver. Notwithstanding the foregoing, the Borrower and the Agent, without requiring the consent of any other Person, shall be permitted to amend or waive the provisions hereof to address any issues of a technical nature or to cure any ambiguity or clear error. Notwithstanding the foregoing, no amendment or modification of any Loan Document shall, unless signed by Agent, affect the rights or duties of Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9    Confidentiality. In handling any confidential information, each Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a)  to Agent’s or any Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Agent, collectively, “Lender Entities”) on a “need-to-know” basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential; (b) to prospective transferees or purchasers of any interest in the Term Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.9); (c) as required by law, regulation, subpoena, or other similar order of a Governmental Authority; (d) to Agent or a Lender’s regulators (and any self-regulatory authority (including the National Association of Insurance Commissioners)) or as otherwise required in connection with Agent or Lender’s regulators’ examination or audit; (e) as Agent or the Lenders reasonably consider appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Agent so long as such service providers have executed a confidentiality agreement with Agent with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Agent’s possession when disclosed to Agent, or becomes part of the public domain (other than as a result of its disclosure by Agent in violation of this Agreement) after disclosure to Agent or any Lender Entity; or (ii) disclosed to Agent or any Lender Entity by a third party, if Agent or such Lender Entity does not know that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by the Loan Parties. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10    Fees, Costs and Expenses. The Borrower shall reimburse (all being collectively referred to herein as the “Secured Party Expenses”): (1) Agent for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with negotiation, preparation, amendment, modification or waiver of, consent with respect to, any of the Loan Documents or advice in connection with the administration of the Term Loan made pursuant hereto or its rights hereunder or thereunder, provided that all such costs incurred on or before the Funding Date shall not in aggregate exceed $162,500; and (2) Agent and the Lenders for all reasonable out-of-pocket fees, costs and expenses, including the reasonable out-of-pocket fees, costs and expenses of counsel for advice, assistance, or other representation, in connection with: (a) termination or enforcement of any of the Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, the Lenders, the Loan Parties or any other Person, and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against a Loan Party or any other Person that may be obligated to Agent or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (c) any attempt to enforce any remedies of Agent or the Lenders against the Loan Parties or any other Person that may be obligated to Agent or the Lenders by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default; (d) any work-out or restructuring of the Term Loan during the pendency of one or more Events of Default and (e) any efforts after the occurrence and during the continuance of an Event of Default to protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (e) above, all reasonable out-of-pocket attorneys’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel in connection with or relating to any of the events or actions described in this Section 12.10, all of which shall be payable, on demand, to Agent. Without limiting the generality of the foregoing, to the extent set forth above in this Section 12.10, such expenses, costs, charges and fees may include: reasonable out-of-pocket fees, costs and expenses of accountants, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and reasonable out-of-pocket expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services. This Section 12.10 shall survive the termination of this Agreement.~~.~~ Notwithstanding anything in this Section 12.10 to the contrary, except as set forth in Section 2.2(d)(viii)(B) in connection with any mandatory prepayment with respect to an Underwriter Dividend, any reimbursable amounts owing pursuant to this Section 12.10 shall only be payable upon the earliest of (a) the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement), (b) October 1, 2025, (c) any prepayment of the Term Loan pursuant to Section 2.2(e) of this Agreement and (d) the occurrence and continuance of any Event of Default pursuant to Section 8.4(b) and/or Section 8.4(c) of this Agreement.

12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

12.16    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.    DEFINITIONS

13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Debtor” means any “account debtor” as defined in the Code.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Amount” means upon the occurrence of the Amortization Start Date, (i) the sum of the aggregate outstanding principal balance of the Term Loan and all unpaid Capitalized Interest added to the principal amount of the Term Loan, in each case as of such Amortization Start Date, multiplied by (ii) 4.1667%.

“Amortization Start Date” means, unless waived in writing by the Required Lenders, if an Event of Default is continuing on the last date of any calendar month, the last date of the calendar month immediately following the calendar month in which such Event of Default occurred.

“Annual Statement” means the annual statutory financial statement of any Regulated Insurance Company required to be filed with the Applicable Insurance Regulatory Authority of its jurisdiction of incorporation, which statement shall be in the form required by such Regulated Insurance Company’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

“Applicable Insurance Regulatory Authority” means, with respect to each Loan Party, the Insurance Department of the state of domicile of such Loan Party or such other Governmental Authority which due to the nature of such Person’s activities, has regulatory authority over such Person, and any federal Governmental Authority regulating the insurance industry.

“Applicable Prepayment Premium” means, if a Prepayment Premium Trigger Event occurs:

(a)    on or before the date that is twenty-four (24) months after the Funding Date, an amount equal to eight percent (8%) of the aggregate principal amount of the Loan then prepaid in connection therewith;

(b)    after the date that is twenty-four (24) months after the Funding Date and on or before the date that is thirty-six (36) months after the Funding Date, an amount equal to four percent (4%) of the aggregate principal amount of the Loan then prepaid in connection therewith; and

(c)    after the date that is thirty-six (36) months after the Funding Date, zero.

“Approved Auditor” means PricewaterhouseCoopers, Deloitte, Ernst & Young, KPMG, BDO USA LLP, Grant Thornton LLP, RSM U.S. LLP, or any other auditor approved by the Agent in its reasonable discretion.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Agent, in accordance with Section 12.2 hereof and substantially in a form acceptable to the Agent.

“Availability Period” means the period from and including the date of this Agreement to and including the earlier of (a) the date on which the Term Loan is borrowed, and (b) January 31, 2021.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Basket Threshold” means, at any time:

(a)          if more than 80% of the original principal amount of the Term Loan is outstanding at such time, $2,500,000;

(b)          if more than 60% but less than 80% of the original principal amount of the Term Loan is outstanding at such time, $4,000,000;

(c)          if more than 40% but less than 60% of the original principal amount of the Term Loan is outstanding at such time, $5,500,000;

(d)          if more than 20% but less than 40% of the original principal amount of the Term Loan is outstanding at such time, $7,000,000; and

(e)          if more than 0% but less than 20% of the original principal amount of the Term Loan is outstanding at such time, then $8,500,000.

“Board Observer ” has the meaning set forth in Section 6.12.

“BOD Meeting” has the meaning set forth in Section 6.12.

“Borrower” is defined in the preamble hereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks in the State of New York or California are authorized or required to close.

“Business Plan” means the latest base case business plan of the Borrower.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP as “purchase price of property and equipment” (or similar item) on such Person’s statement of cash flows.

“Capital Lease” means, as to any Person, any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means, as to any Person, all monetary obligations of such Person under any Capital Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalized Interest” ~~has the meaning given to it in~~means any interest that capitalizes in accordance with Section 2.3(a).

“Cash Equivalents” means, as at any date of determination, any of the following:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the government of the United States of America or (b) issued by any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date;

(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iii) commercial paper or corporate demand notes maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the Applicable Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $300,000,000;

(v) readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than 12 months following the date of issuance thereof and rated A or better by S&P or A-2 or better by Moody’s (or, in either case, the then equivalent grade), or carrying an equivalent rating by a nationally recognized rating agency if at any time Moody’s or S&P shall not be rating such obligations;

(vi) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in the preceding clauses entered into with any financial institution having combined capital and surplus and undivided profits of not less than $300,000,000;

(vii) investments in investment companies, mutual funds or money market funds that, in each case, invest substantially all of their assets in investments described in the preceding clauses;

(viii)         other investments of a nature and type consistent with those held by any Loan Party and/or any Subsidiary thereof on the Closing Date (or as otherwise approved or required by any Insurance Regulator); and

(ix)         other short term investments approved by the Agent.

“Change of Control” means (a) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of the Borrower beneficially and of record, Equity Interests in the Borrower representing fifty and one/tenth percent (50.1%) of the aggregate ordinary voting power for the election of members of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests in the Borrower, (b) the occurrence of an initial IPO that, immediately in connection therewith, results in dilution to the Permitted Holders of more than fifty and one/tenth percent (50.1%) (with respect to the voting Equity Interests referred to in clause (a)) and (c) following an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the date of this Agreement) (but excluding one or more Permitted Holders or an underwriter in connection with a permitted offering) of Equity Interests of the IPO Entity representing more than the greater of  (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and (B) the percentage of the aggregate ordinary voting power of the IPO Entity so held by the Permitted Holders. Anything to the contrary in the foregoing notwithstanding, a merger or other business combination (including a business combination by acquisition) of the Borrower with or by a public company (i.e. a SPAC or de-SPAC transaction) that does not result in dilution to the Permitted Holders of greater than 50.1% (with respect to the voting Equity Interests referred to in clause (a)) immediately upon the consummation thereof, shall not qualify as a Change of Control, but shall qualify as an IPO, and thereafter prong (c) of this definition of Change of Control shall govern. ~~For the avoidance of doubt,~~Notwithstanding the foregoing, neither the consummation of (x) the IPO Transactions ~~shall not~~nor (y) the Project Beacon Transactions (as defined in the Fifth Amendment) shall qualify as a Change of Control.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Claims” is defined in Section 12.3.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is defined in Section 4.2.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.

“Competitor” means those competitors of Loan Parties and their Subsidiaries principally engaged in lines of business substantially the same as those lines of business carried on by the Loan Parties on the date hereof.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit A.

“Consolidated GAAP Revenue” means, as of any date of determination, ~~total gross revenue as determined~~(a) Net Premiums Written plus (b) Escrow, Other Title-Related Fees, Investment Income and Other Income minus (c) Premiums Retained by Third-Party Agents, in each case as presented on the Borrower’s consolidated financial statements in accordance with GAAP.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations under any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency insurer rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuance” of an Event of Default or a Default or an Event of Default or a Default being “continuing” means such Event of Default or a Default has not been remedied or waived.

“Control Agreement” means any control agreement entered into among the applicable depository bank at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, such Loan Party, and Agent pursuant to which Agent obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C (or otherwise agreed to by the Agent) delivered by a Person required to be a Loan Party pursuant to Section 6.9.

“Cure Amount” is defined in Section 7.13(c).

“Cure Right” is defined in Section 7.13(c).

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Deemed Liquidation Event” means a “Deemed Liquidation Event”, as such term is defined in the certificate of incorporation of Borrower as in effect on the date hereof except for changes in such definition consented to by Agent (such consent not to be unreasonably withheld or delayed).

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is Insurable), or upon the happening of any event or condition, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof, in whole or in part upon the occurrence of a Deemed Liquidation Event, (b) requires the scheduled payments of dividends or distributions in cash, or (c) is convertible into or Insurable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of any of the preceding clauses (a) through (c) of this definition, prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in Section 3.1.

“Effective Date Loan Parties” is defined in Section 3.1(b).

“Eligible Assignee” means (a) any Lender or (b) any Affiliates of the foregoing, but expressly excludes any Competitor.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or insurable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, insurable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (a) any Premium Trust Account, (b) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or to pay taxes required to be collected, remitted or withheld (including the employer’s share thereof), (c) other Deposit Accounts with deposits of not greater than $100,000 individually and $250,000 in the aggregate at any time for each such Deposit Account, (d) any account that is maintained as a zero-balance account that is a disbursement account, (e) Collateral Accounts maintained solely as a fiduciary or escrow account or other similar account for the benefit of third parties (other than a Loan Party or any of its Affiliates), (e) Deposit Accounts established or maintained for the purpose cash pooling or similar arrangements and (f) other Deposit Accounts securing obligations in connection with letters of credit to the extent permitted pursuant to clauses (y) and (z) of the definition of “Permitted Indebtedness” and clauses (z) and (aa) of the definition of “Permitted Liens”.

“Excluded Property” means, with respect to any Loan Party, (a) any of such Loan Party’s rights or interest in any General Intangible, instrument, security, contract, lease, permit, license, or license agreement to which such Loan Party is a party covering real or personal property of any Loan Party to the extent, but only to the extent, that under the express terms of such asset, or any applicable law, the grant of a security interest or Lien therein is prohibited as a matter of law or under the express terms of such asset (or such grating of a security interest would result in a breach or other loss of a material right under (or with respect thereto)) and such prohibition or restriction has not been waived or the consent of the other party to such General Intangible, instrument, security, contract, lease, permit, license, or license agreement has not been obtained (it being understood that there shall be no obligation to seek any such consent) (provided, that, the exclusions set forth in this clause (i) shall in no way be construed (A) to apply to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or other applicable law (including the Bankruptcy Code); provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect, (B) to apply to the extent that any consent or waiver has been obtained that would permit the Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such General Intangible, instrument, security, contract, lease permit, license or license agreement, or (C) to limit, impair, or otherwise affect the Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Loan Party in or to (1) monies received under or in connection with any described General Intangible, instrument, security, contract, lease, permit, license, or license agreement or Equity Interests (including any Accounts Receivable, proceeds of Inventory or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such General Intangible, instrument, security, contract, lease, permit, license, license agreement, or Equity Interests) (in each case of this clause (C), to the extent such interest is not similarly prohibited or would result in such breach or loss of a material right), (b) any intent-to-use United States trademark applications or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (c) any property or asset owned by any Loan Party on the date hereof or hereafter acquired by any Loan Party that is subject to a Permitted Lien securing purchase money Indebtedness or Capital Lease Obligation (any proceeds thereof), only to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or Capital Lease Obligation) prohibits the creation of any other Lien on such property (or would result in breach or any material right with respect thereto), (d)(i) Premium Trust Accounts, (ii) any deposit account holding cash collateral which is a Permitted Lien and (iii) any Excluded Account, (e) motor vehicles, airplanes and other assets subject to certificates of title, to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement, (f) Margin Stock, (g) assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets under such non-U.S. jurisdiction, (h) any interest in real property, (i) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected solely by filing an “all assets” UCC financing statement), and (i) any other assets, the burden or cost of granting a lien on and security interest in outweighs the benefits to be obtained by Agent and Lenders therefrom, as reasonably determined by Agent in consultation with the Borrower.

“Excluded Subsidiary” means any Subsidiary that is (a) not a wholly owned Subsidiary of the Borrower, (b) prohibited or restricted by any Requirement of Law or by contractual obligations existing on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligations (A) would require governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee or (B) would reasonably be expected to result in non-de minimis adverse Tax consequences as reasonably determined by the Borrower and the Agent, (c) any Regulated Insurance Company or a direct or indirect Subsidiary thereof, (d) an Immaterial Subsidiary, (e) a Subsidiary with respect to which, in the reasonable judgment of the Borrower and the Agent, the burden or cost of guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (f) any Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment requested by the Borrower under Section 2.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.6 and (d) any withholding Taxes imposed under FATCA.

“Extraordinary Receipts” means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.2(d)(ii) hereof) comprising proceeds of insurance, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation or condemnation awards (and payments in lieu thereof), and indemnity payments and any extraordinary liquidation or realization on a material asset such as a termination of its rights with respect to the insurer.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b) of the IRC, and any fiscal or regulatory legislation, rules or requirements adopted pursuant to or implementing any intergovernmental agreements entered into in connection with the implementation of Sections 1471 through 1474 of the IRC.

“Fifth Amendment” means that certain Agreement and Fifth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders party thereto, the Agent and RE Closing Buyer Corp., a Delaware corporation, which Fifth Amendment shall become effective immediately after the effectiveness of the Fourth Amendment.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each year.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement dated as of the Fourth Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date” means March 28, 2024.

“Funding Date” has the meaning set forth in Section 3.2 hereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities and any self-regulatory organization, and each Applicable Insurance Regulatory Authority.

“Guarantors” means (i) the Borrower, (ii) each Subsidiary of the Borrower listed on the signature pages hereto and (iii) each other Subsidiary of the Borrower required to execute and deliver a Counterpart Agreement pursuant to Section 6.9. For the avoidance of doubt, in no event shall an Excluded Subsidiary be required to become a Guarantor under the Loan Documents.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Section 15 hereof and (b) each other guaranty, in form and substance satisfactory to Agent, made by any other Guarantor in favor of Agent for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hudson/TRG Subordination Agreement” means that certain subordination and intercreditor agreement to be entered into by the Agent and TRG (or an agent acting on its behalf) in accordance with the terms of the TRG Commitment Letter.

“Immaterial Subsidiary” means an individual Subsidiary of any Loan Party the gross assets of which is less than five percent (5%) of the aggregate gross assets of all Loan Parties, determined in accordance with GAAP.

“Indebtedness” means, as to any Person, any (a) indebtedness of such Person for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or upon which interest payments are customarily made, (c) Capital Lease Obligations, (d) all Disqualified Equity Interests of such Person, (e) Swap Contract Liabilities, (f) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership or financing lease, off-balance sheet financing or similar financing (but in any event excluding operating leases (as determined in accordance with GAAP) in respect of real property occupied by the Loan Parties entered into with Persons that are not Affiliates in the ordinary course of business), and (g) Contingent Obligations of such Person with respect to Indebtedness of a type described in the preceding clauses.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Instrument” means any “instrument” as defined in the Code.

“Insurance Business” means the business of underwriting title insurance.

“Insurance License” means any applicable license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of any insurance or reinsurance business of any Person.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all domain names (including, without limitation, all subdomain names);

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Loan Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment, plus the cost of any additions thereto that otherwise constitute Investments, without any adjustments for increases or decreases in value, or write-ups or write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan, advance, guarantee or credit extension, and any return or reduction of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, share buyback, redemption or sale).

“Investor Rights Agreement” means that certain Investor Rights Agreement dated as of June 17, 2019 between, among others, Borrower and the persons named therein as Investors.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the Borrower or IPO Entity (as applicable) (which, further to the provisions of the definition of “Change of Control”, may, notwithstanding the foregoing, include a SPAC or de-SPAC transaction (and, in all cases, shall include the IPO Transactions)).

“IPO Entity” means, at any time upon and after an IPO, a parent entity of the Borrower, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Borrower is a wholly owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO. Notwithstanding anything to the contrary herein, Capitol Investment Corp. V is an “IPO Entity”.

“IPO Transactions” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 2, 2021, by and among Capitol Investment Corp. V, Capitol V Merger Sub, Inc. and Doma Holdings, Inc.) (as amended from time to time).

“IRC” means the Internal Revenue Code of 1986, as amended.

“Lender” is defined in the preamble hereof.

“Lender Entities” is defined in Section 12.9.

“License” means all licenses, contracts or other agreements, whether written or oral, naming any Loan Party or its Subsidiaries as licensee or licensor and providing for the grant of any right (a) to use or sell any works covered by any Copyright, (b) to manufacture, use or sell any invention covered by any Patent or (c) concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Loan Party or its Subsidiaries and now or hereafter covered by such licenses.

“Lien” means any claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of determination, the sum of (x) the aggregate amount of all unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries (or that is subject to a Control Agreement in favor of the Agent or otherwise restricted in favor of the Agent) and (y) the aggregate unused portion of any working capital or other revolving credit facilities available to the Borrower and its Subsidiaries.

“Loan Documents” are, collectively, this Agreement, each Counterpart Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, including, any Control Agreement, any Guaranty, any subordination agreement, any intellectual property security agreement in favor of Agent or any Lender, any pledge agreement in favor of Agent, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement executed by any Borrower and/or any Guarantor with or for the benefit of Agent (on behalf of itself and the Lenders) in connection with this Agreement, as amended, restated, or otherwise modified.

“Loan Party” means Borrower and each Guarantor.

“Loan Party Books” means, with respect to each Loan Party and any of its Subsidiaries, all books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s or Subsidiary’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Margin Stock” is defined in Section 7.9.

“Material Adverse Change” means (i) a material impairment in the validity, perfection or priority of Agent’s Lien in the Collateral (other than as a result of voluntary discharge of any Lien by Agent); (ii) a material adverse change with respect to the financial condition, business or operations of the Loan Parties taken as a whole; (iii) a material impairment on the ability of the Loan Parties taken as a whole to perform their Obligations; or (iv) a material impairment of the rights and remedies of Agent or any Lender under the Loan Documents.

“Material Subsidiary” means (a) each Subsidiary of a Loan Party that is not an Immaterial Subsidiary, and (b) all Immaterial Subsidiaries the aggregate gross assets of which are, at any time, greater than or equal to ten percent (10%) of the aggregate gross assets of all Loan Parties at such time, determined in accordance with GAAP.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Near North/Illinois Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 14, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), Hamilton National Title LLC (d/b/a Near North Title Group), an Indiana limited liability company, Doma Insurance Agency of Illinois, Inc., Doma Insurance Agency of Minnesota, Inc., Doma Insurance Agency of Indiana, LLC and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Near North/Florida Acquisition Agreement” means that certain Asset Purchase Agreement dated as of July 28, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Hamilton National Title LLC d/b/a Near North Title Group, an Indiana limited liability company, Doma Insurance Agency of Florida, Inc., a Florida corporation and, as to certain sections, Doma Corporate LLC, a Delaware limited liability company.

“Net Cash Proceeds” means the aggregate amount of cash received (directly or indirectly) (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Borrower or any of its Subsidiaries (other than amounts received hereunder or from other Loan Parties) after deducting therefrom only (a) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income and other taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid or reasonably expected to be paid, to a Person that, except in the case of reasonable out-of-pocket expenses or such amounts are on arms’ length terms, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Notice of Borrowing” is defined in Section 3.5.

“Obligations” means all present and future indebtedness, obligations and liabilities of each Loan Party to the Secured Parties arising under or in connection with this Agreement or any other Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) any debts, principal, interest, charges, expenses (including the Secured Party Expenses), premiums (including any Applicable Prepayment Premium), fees mandatory prepayments, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person, (c) interest accruing after Insolvency Proceedings begin and (d) debts, liabilities, or obligations of a Loan Party assigned to a Secured Party.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Participant Register” is defined in Section 12.2(d).

“Parent” means Capitol Investment Corp. V., a Delaware corporation.

“Parent Company” means (a) at any time upon and after the IPO Transactions, Parent and (b) any other Person or group of Persons of which the Borrower is an indirect Subsidiary.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” means each date pursuant to Section 2.3(a) on which a payment of interest is due in cash.

“Perfection Certificate” means that certain Perfection Certificate delivered to Agent by the Loan Parties under Section 3.1.

“Permitted Acquisition” means the acquisition of any Person (such Person being the “Target”) or any substantial part of the assets thereof, or a division or operating unit of the business thereof, subject to the satisfaction of each of the following conditions (such acquisition being a “Permitted Acquisition”):

(i)    the assets of the Target shall be solely comprised of assets in the type of business engaged in by Borrower or its Subsidiaries as of the Effective Date (including ancillary or complimentary businesses) or any type of business that Borrower or its Subsidiaries is entitled to engage in pursuant to the terms of this Agreement;

(ii)    the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with (x) any Permitted Acquisitions of entities that are not required to become Guarantors hereunder (including all transaction costs incurred in connection therewith or otherwise reflected on a consolidated balance sheet of the Borrower) and (y) any Investments in joint ventures made pursuant to clause (m) of the definition of “Permitted Investments” shall not exceed $10,000,000 in the aggregate outstanding; and

(iii)    at the time of such Permitted Acquisition and after giving effect thereto, no payment or bankruptcy (with respect to the Borrower) Event of Default shall be continuing.

“Permitted Equity” means any Equity Interests of the Borrower (or any parent thereof) that in the case of the Borrower, are not Disqualified Equity Interests.

“Permitted Holders” means (a) collectively, each Person that holds Equity Interests in the Borrower as of the Effective Date, the sponsor (or equivalent) of any SPAC or de-SPAC transaction and/or any PIPE (or equivalent) investor who participates or invests in (or in connection with) any SPAC and/or de-SPAC transaction (and the case of each of the foregoing, including their respective Affiliates, and the funds, partnerships, investment vehicles or other co-investment vehicles or other entities managed or advised by, such Persons or their Affiliates) (all Persons referred to in this clause (a), the “Investors”) and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 13(d) and/or 14(d) of the Exchange Act as in effect on the date hereof) so long as, in the case of this clause (b), the relevant Investors, directly or indirectly, collectively beneficially own more than 35% of the relevant voting stock beneficially owned by the group.

“Permitted Indebtedness” means:

(a)    the Obligations and any Indebtedness owing to Agent or any Lender under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date and described on Schedule 13.1(a) to this Agreement;

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)    Indebtedness incurred by the Borrower and its Subsidiaries (1) in a Permitted Acquisition, any other Investment permitted hereunder (including through a merger) or any disposition permitted hereunder, in each case, constituting indemnification obligations or adjustment of purchase price or other similar obligations, (2) representing deferred compensation to employees incurred in the ordinary course of business or (3) representing customer deposits and advance payments received in the ordinary course of business;

(h)    Indebtedness arising as a result of a loan or guaranty permitted by this Agreement;

(i)    Indebtedness of the Borrower or any of its Subsidiaries owing to the Borrower or any of its Subsidiaries and any guaranties by the Borrower or any of its Subsidiaries of Indebtedness of the or any of its Subsidiaries, in each case, to the extent permitted as an Investment pursuant to Section 7.6; provided that (1) any such Indebtedness owing by a Loan Party to a non-Loan Party shall be unsecured, (2) if the Indebtedness that is guaranteed is unsecured and/or subordinated to the Obligations, then such guaranty shall also be unsecured and/or subordinated to the Obligations, and (3) no guarantee by a Loan Party of any Indebtedness constituting Junior Financing shall be permitted unless such Loan Party shall have also provided a guarantee of the Obligations on the terms set forth herein;

(j)    Indebtedness in respect of Swap Contract Liabilities entered into in the ordinary course of business that are incurred for the bona fide purpose of hedging the interest rate or currency risks and not for speculative purposes~~;~~;

(k)    Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(l)    Indebtedness owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any Subsidiary in the ordinary course of business;

(m)    (i) Indebtedness in respect of cash management obligations, automatic clearing house arrangements, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business and, in the case of Indebtedness in respect of overdraft protections, paid within five (5) Business Days of receipt of notice from the applicable financial institution of such occurrence and (ii) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) and not exceeding $1,000,000 at any time outstanding (it being understood that Agent and Lenders shall consider in good faith any request from Borrower to increase such limit from time to time);

(n)    unsecured Indebtedness issued to current or former officers, managers, consultants, directors and employees of the Borrower and its Subsidiaries (and their respective estates, spouses or former spouses) to repurchase Equity Interests of any direct or indirect equityholder of Borrower or any Affiliate thereof (which unsecured Indebtedness is issued in lieu of any Restricted Payments permitted under Section 7.6 for such purpose), subordinated to the Obligations in a manner reasonably satisfactory to Agent;

(o)    Indebtedness in respect of judgments, attachments or awards not resulting in an Event of Default or in respect of appeal or other surety bonds relating to such judgments;

(p)    Indebtedness consisting of Contingent Obligations in respect of Indebtedness otherwise permitted by this definition of “Permitted Indebtedness”;

(q)    Indebtedness consisting of the obligations to make customary purchase price adjustments and indemnities pursuant to Permitted Investments;

(r)    Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(s)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the aggregate outstanding amount of the Basket Threshold;

(t)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under Requirements of Law;

(u)    claims to payment under any insurance policy issued by a Regulated Insurance Company;

(v)    unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, in an aggregate outstanding amount of not more than $2,500,000;

(w)    Indebtedness of the Borrower or its Subsidiaries assumed or acquired (but not incurred) in connection with any Permitted Acquisition or other Investment permitted hereunder; provided that such Indebtedness was not incurred in contemplation of such acquisition or Investment;

(x)    Indebtedness in respect of earn-outs, seller notes or similar obligations issued or incurred in connection with any Permitted Acquisition;

(y)    Indebtedness in respect of working capital and other revolving credit facilities, letters of credit, bank guarantees or similar instruments (including obligations in respect of letters of credit or bank guarantees for the benefit of any regulatory entity), in an aggregate amount in the case of this clause (y) not to exceed (at any time outstanding)~~,~~ the sum of (i) $5,000,000~~;~~ plus (ii) with the prior written consent of Agent (not to be unreasonably withheld, conditioned or delayed), such additional amounts as the Borrower may deem reasonably necessary or advisable to maintain compliance with Section 7.13(a) of this Agreement;

(z)    Indebtedness consisting of obligations in respect of letters of credit and surety bonds solely to the extent (i) issued in connection with obtaining any regulatory license or otherwise satisfying any state law obligations or requirements or (ii) required by a landlord in respect of any real property leased by the Borrower or any of its Subsidiaries;

(aa)    Indebtedness in respect of the TRG Credit Facility in an aggregate outstanding principal amount not to exceed the sum of (x) $35,000,000 plus (y) the amount of interest paid in kind and added to the principal amount of the TRG Credit Facility, which, in the case of clause (x) or (y), may be incurred on a senior lien and senior payment priority basis;

(bb)    ~~(aa)~~ all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described above; and

(cc)    ~~(bb)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness pursuant to clauses (b), (c), (f), (s) ~~and~~, (y) and (aa) above; provided that (i) the principal amount thereof is not increased, (ii) ~~the terms thereof are not modified to impose more burdensome terms upon any Loan Party or its Subsidiary, as the case may be,~~[reserved], (iii) the Indebtedness is not recourse to any additional Loan Parties or any of its Subsidiaries, and (iv) the final stated maturity of such Indebtedness is not shortened to a date sooner than would otherwise have been permitted hereunder (“Permitted Refinancing Indebtedness”)~~;~~.

“Permitted Investments” means:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on Schedule 13.1(b) to this Agreement;

(b)    Investments consisting of cash and Cash Equivalents;

(c)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and lease, utility and other similar deposits in the ordinary course of business;

(d)    Investments (including any Indebtedness referred to in clause (i) of the definition of “Permitted Indebtedness”) (i) by any Loan Party in any other Loan Party or by any non-Loan Party in any other non-Loan Party, (ii) by any Subsidiary that is not a Loan Party in the Borrower or in any Loan Party, and (iii) by the Borrower and any of its Subsidiaries in Subsidiaries that are not Loan Parties, the aggregate amount of which for purposes of this clause (iii), shall not exceed $750,000 at any time outstanding plus any amounts required to be contributed to non-Loan Party Subsidiaries to accommodate regulatory requirements, arrangements or duties (including to fulfil statutory surplus (or similar) requirements);

(e)    Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and loans to employees, officers or directors relating to the purchase of Equity Interests of a Loan Party or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by such Loan Party’s Board of Directors;

(g)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)    Investments consisting of accounts receivable and notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of a Loan Party in any Subsidiary;

(i)    Swap Contracts incurred for bona-fide hedging purposes and not for speculative purposes;

(j)    other Investments made after the Funding Date in an aggregate amount not to exceed the aggregate outstanding amount of the Basket Threshold;

(k)    Permitted Acquisitions;

(l)    Capital Expenditures and any other capital expenditures that constitute Capital Expenditures;

(m)    Investments in joint ventures in an aggregate outstanding amount not to exceed, together with the sum of all amounts payable (including liabilities or Indebtedness assumed) in connection with Permitted Acquisitions of entities that are not required to become Guarantors hereunder pursuant to clause (iii) of the definition of “Permitted Acquisitions”, $10,000,000;

(n)    Equity Interests of any Subsidiary owned by the Borrower or any other Subsidiary on the Closing Date;

(o)    Equity Interests of any Subsidiary acquired after the Closing Date to the extent otherwise permitted hereunder;

(p)    notes payable, or stock or other securities issued by account debtors to the Borrower or any Subsidiary thereof with respect to settlement of such account debtor’s Accounts, including upon bankruptcy or insolvency of such account debtor or received in settlement of bona fide disputes;

(q)    promissory notes, securities and other non-cash consideration received in connection with Asset Sales permitted by Section 7.1;

(r)    (i)  Indebtedness to the extent permitted under Section 7.4; (ii) guarantees or other contingent obligations constituting Indebtedness permitted by Section 7.4; (iii) Liens permitted by Section 7.5; (iv) transactions permitted by Section 7.1, 7.3 or 7.6(a); and (v) Collateral Accounts and assets contained therein;

(s)    guarantees of obligations that do not constitute Indebtedness and are otherwise not prohibited hereunder (and to the extent involving non-Loan Parties, are not prohibited by Section 7.7);

(t)    Investments the consideration for which is Equity Interests of the Borrower or any parent thereof;

(u)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger; and

(v)    any other Investment in compliance with Section 7.6(b), to the extent such Investment is made with the net cash proceeds of (A) a capital contribution by any Person to the Borrower (other than in respect of Disqualified Equity Interests) or (B) the issuance of Equity Interests by the Borrower to any Person (other than Disqualified Equity Interests).

The amount of any Investment shall be the original cost of such Investment, without adjustments for increases or decreases in value, or write-ups or write-downs with respect thereto, but giving effect to repayments of principal in the case of any Investment structured as a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale).

“Permitted Liens” are:

(a)    Liens (i) existing on the Effective Date and described on Schedule 13.1(c) to this Agreement or (ii) arising under this Agreement and the other Loan Documents;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith and for which a Loan Party maintains adequate reserves on its Loan Party Books;

(c)    Liens created by conditional sale or other title retention agreements (including Capital Leases) and purchase money Liens (a) on assets acquired or held by the Borrower or any Subsidiary incurred for financing the acquisition of such assets securing no more than $2,500,000 in the aggregate amount outstanding, or (b) existing on such assets when acquired, if, in the case of subclause (i) and (ii), the Lien is confined to such assets and improvements and the proceeds of such assets;

(d)    Liens of carriers, warehousemen, workers, processers, suppliers, materialmen, repairmen, construction contractors, landlords, sub-landlords or other Persons that are possessory in nature arising in the ordinary course of business, securing liabilities that are not delinquent by more than 30 days (or if more than 30 days overdue (A) are unfiled and no other action has been taken to enforce such Liens or (B) do not to exceed $1,000,000 in the aggregate so outstanding) or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)    leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business;

(h)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.6;

(j)    Liens in favor of other financial institutions arising in connection with any Loan Party’s accounts held at such institutions in the ordinary course of business;

(k)    zoning restrictions, building codes, easements, rights of way, licenses, covenants and other similar restrictions, including environmental or land use restrictions, minor defects or irregularities in title and other similar Liens affecting the use of real property that do not secure monetary obligations and do not materially impair the use of such real property for its intended purposes or the value thereof;

(l)    purported liens evidenced by (x) the filing of precautionary Uniform Commercial Code financing statements relating to leases entered into in the ordinary course of Business and (y) unauthorized Uniform Commercial Code financing statements with respect to which no Lien has been granted by the applicable Loan Party or Subsidiary to the extent such Uniform Commercial Code financing statement is terminated not later than 30 days after the date upon which such Loan Party or Subsidiary has actual knowledge of thereof;

(m)    rights of setoff or banker’s liens imposed by law upon deposits of cash in favor of banks or other depository institutions, solely incurred in connection with the maintenance of such deposits in the ordinary course of business in deposit accounts permitted under the Loan Documents maintained with such bank or depository institution or overdraft protection and other similar services in connection therewith;

(n)    Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o)    Liens on unearned insurance premiums securing Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness”;

(p)    other Liens on assets with a fair market value not exceeding $5,000,000 securing obligations otherwise permitted hereunder;

(q)    pledges or deposits required for insurance regulatory or licensing purposes arising in the ordinary course of business;

(r)    Liens (1) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (2) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit or other similar instruments issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(s)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(t)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(u)    ground leases in respect of real estate assets on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(v)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(w)    in the case of any non-wholly owned Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(x)    Liens arising out of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(y)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary or otherwise securing Indebtedness acquired or assumed pursuant to Section 7.3 or 7.6 (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by the Borrower or any other Loan Party); provided that (1) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (2) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(z)    Liens securing Indebtedness permitted by clause (y) of the definition of “Permitted Indebtedness” (it being understood and agreed that the Agent, at the request of the Borrower, shall enter into a customary intercreditor agreement on terms reasonably acceptable to the Agent with any such other secured party (such acceptance not to be unreasonably withheld), and which may require, at the Borrower’s request, that the Agent accept a “second lien” position with respect to such Indebtedness and Liens); ~~and~~

(aa)    ~~(aa)~~    Liens on cash collateral securing obligations permitted by clause (z) of the definition of “Permitted Indebtedness” in an amount not to exceed 105% of the face value of any such letter of credit or surety bond~~.~~; and

(bb)    Liens securing the obligations in respect of the TRG Credit Facility, which, for the avoidance of doubt, may be senior to the Liens securing the Obligations hereunder and the other Loan Documents.

“Permitted Refinancing Indebtedness” is defined in clause (u) of the definition of “Permitted Indebtedness”.

“Permitted Restricted Payments” means

(a)    repurchases of Equity Interests from current or former employees, officers or directors (or their estates) upon the termination, retirement or death of any such employee, officer or director, so long as no Default or Event of Default exists at the time of such repurchase and would not exist after giving effect to such repurchase; provided that the aggregate amount of all such repurchases does not exceed $150,000 in the aggregate;

(b)    each Subsidiary of the Borrower may make Restricted Payments to any Loan Party or any other Subsidiary of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower, any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on its relative ownership interests of the relevant class of Equity Interests); Restricted Payments payable solely in respect of the Qualified Equity Interests of such Loan Party or its Subsidiaries (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c)    the Borrower and each Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in Qualified Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(d)    the Borrower or any of its Subsidiaries (1) may repurchase Equity Interests if such Equity Interests represent a portion of the exercise price of any option or warrant upon the exercise thereof and (2) may make cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with any Permitted Acquisition or in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower;

(e)    the conversion or exchange of any Subordinated Debt to Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(f)    the Borrower or any of its Subsidiaries may make Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisitions or other permitted Investments;

(g)    forgiveness of Indebtedness outstanding under promissory notes owing by officers, directors or employees to any Loan Party, in an aggregate principal amount not to exceed $1,000,000;

(h)    Restricted Payments in connection with (a) any mandatory redemptions of the Equity Interests of the Borrower (or any parent thereof) or any Subsidiary of the Borrower and (b) the exercise of any right of first refusal with respect to any employee stock transfers; and

(i)    Restricted Payments to any direct or indirect parent of the Borrower, the proceeds of which shall be used to pay any federal, state, local or foreign income Taxes, or any franchise Taxes imposed in lieu thereof, owed by any direct or indirect parent of the Borrower in respect of any consolidated, combined, unitary or similar income Tax return that includes the Borrower and any of its Subsidiaries, to the extent attributable to income of the Borrower and its Subsidiaries determined as if the Borrower and its Subsidiaries filed consolidated, combined, unitary or similar returns separately from any direct or indirect parent of the Borrower.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Debt” means all Indebtedness from time to time owned or acquired by a Loan Party, the promissory notes and other Instruments evidencing any or all of such Indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of Indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Interests” means, collectively, (a) the Pledged Shares and (b) all security entitlements in any and all of the foregoing. Notwithstanding the foregoing, “Pledged Interests” expressly excludes, and the security interest granted under Section 4.1 does not attach to, Excluded Property.

“Pledged Issuer” has the meaning set forth in the definition of “Pledged Shares”.

“Pledged Shares” means (a) the shares of Equity Interests at any time and from time to time owned, held or acquired by Borrower in each Guarantor and by each Guarantor in each of its Subsidiaries (together the “Pledged Issuers” and each a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in any or all of such Equity Interests.

“Premium Trust Account” means any “deposit account” (as defined in the Code) established to comply with Requirements of Law that require a Person (in their capacity as a “trustee” or “fiduciary”) to separately collect and maintain insurance policyholder premiums for the benefit of third-party policyholders who paid such premiums, along with merchant payment processing accounts used exclusively for processing the receipt of such payments and which funds are periodically swept into such deposit account.

“Prepayment Premium Trigger Event” means, as applicable (a) any voluntary prepayment of all or a portion of the then-outstanding Term Loans pursuant to Section 2.2(e) (Optional Prepayment), (b) any prepayment of the then-outstanding Term Loans in full in connection with the early termination of this Agreement in accordance with its terms, including after the occurrence and during the continuation of an Event of Default, (c) any prepayment of the then-outstanding Term Loans in full pursuant to Section 2.2(d)(i) (Mandatory Prepayments; Upon Acceleration) and (d) any prepayment of all or a portion of the Term Loan pursuant to Section 9.4 in connection with (i) any foreclosure and sale of Collateral, (ii) any sale of Collateral in any proceeding under any Debtor Relief Law or (iii) any restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any proceeding under any Debtor Relief Law; provided that none of the foregoing events, if solely in connection with a Change of Control, shall constitute a Prepayment Premium Trigger Event (or result in the requirement to pay any Applicable Prepayment Premium), unless in connection with such Change of Control, the Agent (on behalf of itself and the Lenders) has consented to such Change of Control and effectively waived (expressly in writing) any prepayment required hereunder in connection with such Change of Control (and notwithstanding such consent and waiver, the Borrower shall have made a prepayment described in clauses (i)-(iv) solely in connection with such Change of Control).

“Project Beacon Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of the Fourth Amendment Effective Date (together with all annexes, exhibits and schedules attached thereto) (as amended, restated, amended and restated, supplemented or modified from time to time in accordance with the terms thereof (without giving effect to any modification or waiver thereto that is materially adverse to the Lenders (solely in their capacities as such) unless the Agent has provided prior written consent to such modification or waiver).

“Project Beacon Failure Event” means the termination of the Project Beacon Acquisition Agreement prior to the consummation of the Merger (as defined in the Project Beacon Acquisition Agreement).

“Project Rami Contingent Payments” has the meaning given to that term in Section 2.2(d)(vi) of this Agreement.

“Pro Rata Share” means with respect to all matters (including, without limitation, the indemnification obligations arising under this Agreement), the percentage obtained by dividing (i) the sum of such Lender’s unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the aggregate unpaid principal amount of the Term Loans; provided, that, prior to the termination of the Term Loan Commitments, the percentage shall be obtained by dividing (x) the sum of such Lender’s Term Loan Commitment by (y) the Term Loan Commitment Amount.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Register” has the meaning given to that term in Section 12.2(f) of this Agreement.

“Registered Organization” means, any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulated Insurance Company” means any Subsidiary of the Borrower that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority. As of the Effective Date, the Regulated Insurance Companies are ~~North American Title Insurance Company, a California corporation~~the Underwriter, States Title Insurance Company, an Arizona corporation and States Title Insurance Company of California, a California corporation.

“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%.

“Requirements of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer, Director of Finance and Controller of a Loan Party.

“Restricted License” means any material License of Intellectual Property with respect to which a Loan Party is the licensee that in the good faith commercial judgement of such Loan Party is material to such Loan Party’s business and in each case (a) that effectively prohibits or otherwise restricts a Loan Party from granting a security interest in such Loan Party’s interest in such License (but only to the extent not subject to Uniform Commercial Code Section 9-408), or (b) for which a default under or termination of could reasonably be expected to interfere with a Secured Party’s right to sell any material Collateral, provided that the term Restricted License will not include (i) any Licenses replacements of which are readily available to the Loan Parties, and (ii) over-the-counter and other software that is generally commercially available to the public or Persons that are effectively comparable to the Loan Parties.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding or (d) the return of any Equity Interests (other than Qualified Equity Interests) to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities to any such Party as such.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, or the European Union, (b) a Person that resides in, is organized in or located in a Sanctioned Country a),, (c) any other Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person 50% or more owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or other applicable sanctions authority.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Party” means, Agent and each Lender.

“Secured Party Expenses” is defined in Section 12.10.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Statutory Accounting Principles” shall mean those accounting rules and requirements promulgated by the NAIC that insurers in the United States are required to follow in preparing their financial statements filed with the NAIC.

“Statutory Annual Statement” means the annual statement filed by the Borrower in accordance with requirements of the Governmental Authority of its state of domicile and NAIC, which statement includes the financial statements of the Borrower for the year ended as of the preceding December 31st prepared and reported on the basis of statutory statements of accounting principles and procedures.

“Statement of Actuarial Opinion” means the opinion of a qualified actuary, as that term is defined in the Annual Statement Instructions, Property/Casualty of the NAIC Actuarial Opinion, as to the loss and loss adjustment reserves of a property and casualty insurer, which opinion is filed by the insurer with its Statutory Annual Statement.

“Subordinated Debt” means Indebtedness incurred by any Borrowers or its Subsidiaries that is subordinated to all of the Obligations pursuant to a subordination, intercreditor, or other similar agreement, or pursuant to ab initio subordination terms, in form and substance reasonably satisfactory to Agent and the Borrower entered into between Agent and the subordinated creditor.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign swap transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Insurer Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Contract Liabilities” means the liabilities of the Loan Parties or any of their Subsidiaries under any Swap Contract as calculated on a marked-to-market basis in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning set forth in Section 3.3.

“Term Loan” has the meaning set forth in Section 2.2(a).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1 hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan Commitment Amount” means One Hundred Fifty Million and No/100 Dollars ($150,000,000).

“Term Loan Maturity Date” means the date falling five (5) years from the Funding Date.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks.

“Treasury Regulations” means final or temporary United States Treasury regulations promulgated under the IRC.

“TRG Commitment Letter” means that certain commitment letter, dated as of the Fourth Amendment Effective Date, by and between Title Resources Group (or its affiliate) and the Borrower (as such commitment letter may be amended, restated, amended and restated, supplemented, waived or otherwise modified in a manner not materially adverse to Agent or the Lenders in their respective capacities as such).

“TRG Credit Facility” means that certain credit or loan agreement (or similar agreement) to be entered into on or after the Fourth Amendment Effective Date in accordance with the terms and conditions of the TRG Commitment Letter and otherwise on terms agreed by the Borrower and the lender referred to therein.

“Unasserted Contingent Indemnification Claims” means contingent indemnification obligations to the extent no demand has been made with respect thereto and no claim giving rise thereto has been asserted.

“Underwriter” means Doma Title Insurance, Inc. (f/k/a North American Title Insurance Company), a California corporation.

“Underwriter Dividend” means any dividend or distribution received by a Loan Party or its Subsidiaries from the Underwriter.

“Underwriter HoldCo” has the meaning set forth in Section 6.15.

“Underwriting Expenses” means direct costs (including but not limited to business acquisition, actuarial costs, and inspections) and indirect costs (including but not limited to X fees and costs, accounting, commissions paid, legal and customer service expenses).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“WFG Acquisition Agreement” means that certain Asset Purchase Agreement dated as of May 19, 2023 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Williston Financial Group LLC, a Delaware limited liability company, Doma Title of California, Inc., a California corporation, and Doma Corporate LLC, a Delaware limited liability company.

14.    AGENT

14.1    Appointment. Each Lender (and each subsequent holder of the Term Loan) hereby irrevocably appoints and authorizes Agent to perform the duties of Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement; provided that Agent shall not have any liability to the Lenders for Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by Agent of the rights and remedies specifically authorized to be exercised by Agent by the terms of this Agreement or any other Loan Document; (vi) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (vii) subject to Section 14.3 of this Agreement, to take such action as Agent deems appropriate on its behalf to manage the Term Loan incurred on the Effective Date, to administer the Loan Documents and to exercise such other powers delegated to Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loan), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders; provided, however, that Agent shall not be required to take any action which, in the reasonable opinion of Agent, exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

14.2    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Effective Date or at any time or times thereafter; provided that, upon the reasonable request of a Lender, Agent shall provide to such Lender any documents or reports delivered to Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If Agent seeks the consent or approval of the Lenders to the taking or refraining from taking any action hereunder, Agent shall send notice thereof to each Lender.

14.3    Rights, Exculpation, Etc. Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent (i) may treat the payee of the Term Loan as the owner thereof until Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.2 hereof, signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel (including, without limitation, counsel to Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Lenders.

14.4    Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

14.5    Indemnification. To the extent that Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this section shall survive the payment in full of the Term Loan any other Obligation under this Agreement, and the cancellation of this Agreement.

14.6    Agent Individually. With respect to its Pro Rata Share of the Term Loan Commitment hereunder and the Term Loan made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender (as applicable). Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the other Lenders.

14.7    Collateral Matters. The Lenders hereby irrevocably authorize and direct the Agent to release any Lien granted to or held by Agent upon any Collateral (i) upon cancellation of this Agreement and indefeasible payment and satisfaction of the Term Loan and all other Obligations which have matured and which Agent has been notified in writing are then due and payable, (ii) upon the sale, transfer or other disposition of such Collateral in a manner permitted under the Loan Documents and/or (iii) upon such asset becoming Excluded Property. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this section. Notwithstanding anything in Section 12.7 to the contrary, (a) any Guarantor shall automatically be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions or the occurrence of any other permitted event or circumstance if as a result thereof such Guarantor ceases to be a Subsidiary (included by merger or dissolution) or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions or other event or circumstance permitted hereunder; or (ii) upon the earlier to occur of (x) the Termination Date and (y) the Term Loan Maturity Date and/or (b) any Guarantor that qualifies as an “Excluded Subsidiary” shall be released from its obligations hereunder (and its Guaranty and any Liens on its property constituting Collateral shall be automatically released) by the Agent promptly following the request therefor by the Borrower. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release. Any execution and delivery of any document pursuant to the preceding sentence of this Section 14.7 shall be without recourse to or warranty by the Agent (other than as to the Agent’s authority to execute and deliver such documents). The Lenders hereby irrevocably authorize and direct the Agent to enter into the Hudson/TRG Subordination Agreement and any intercreditor agreement as contemplated by clause (z) of the definition of “Permitted Liens”.

14.8    Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

14.9    No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other anti-terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

14.10    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party or any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions.

14.11    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

14.12    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)    is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and each Agent shall so furnish each Lender with each such Report,

(b)    expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.9, and

(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

14.13    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by Agent or its designee who shall have full authority to do all acts necessary to protect Agent’s and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries and Affiliates to, cooperate with any such custodian and to do whatever Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and shall be Obligations. This Section 14.13 shall be subject in all respects to the Hudson/TRG Subordination Agreement.

14.14    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent hereunder and under the other Loan Documents.

15.    GUARANTY

15.1    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all reasonable out-of-pocket expenses incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Section 15 within ten days of written demand. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

15.2    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Section 15 constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by Agent or any Lender to any Collateral. The obligations of each Guarantor under this Section 15 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Section 15 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)    any taking, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15).

This Section 15 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

15.3    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 15.3 and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Section 15.3 from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 15.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 15.3, and acknowledges that this Section 15.3 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

15.4    Continuing Guaranty; Assignments. This Section 15.4 is a continuing guaranty and shall (a) remain in full force and effect until the cash payment in full of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, (b) be binding upon each Guarantor, its successors and assigns (unless any such Guarantor has been released from its obligations hereunder pursuant to Section 14.7) and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Term Loan Commitment owing to it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.2.

15.5    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 15, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15 shall have been paid in full in cash after the termination of this Agreement and the other Loan Documents. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than Contingent Obligations) and all other amounts payable under this Section 15, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 15 after the termination of this Agreement and the other Loan Documents, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Section 15 thereafter arising. If (a) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations and all other amounts payable under this Section 15 shall be paid in full in cash after the termination of this Agreement and the other Loan Documents, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

15.6    Waivers. All waivers made by each party hereunder that is a Guarantor are made solely by such party in its respective capacity hereunder as a Guarantor and not in any other capacity under any Loan Documents.

15.7    HUDSON/TRG SUBORDINATION AGREEMENT.

(a)    UPON THE EXECUTION AND DELIVERY OF THE HUDSON/TRG SUBORDINATION AGREEMENT, THIS AGREEMENT AND THE INDEBTEDNESS EVIDENCED HEREBY AND THE LIENS CREATED HEREUNDER OR OTHERWISE SECURING THE OBLIGATIONS, SHALL IN EACH CASE BE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE HUDSON/TRG SUBORDINATION AGREEMENT, TO THE TRG CREDIT FACILITY; EACH LENDER SHALL BE BOUND BY THE PROVISIONS OF THE HUDSON/TRG SUBORDINATION AGREEMENT; AND IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE HUDSON/TRG SUBORDINATION AGREEMENT, THE HUDSON/TRG SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

(b)    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, UNTIL ALL OF THE OBLIGATIONS IN RESPECT OF THE TRG CREDIT FACILITY ARE PAID IN FULL IN CASH AND ALL OF THE COMMITMENTS IN RESPECT THEREOF ARE TERMINATED, TO THE EXTENT ANY GRANTOR IS REQUIRED TO DELIVER AND/OR PROVIDE CONTROL OVER ANY COLLATERAL TO AGENT (OR TAKE ACTION OR PROVIDE ANY DELIVERABLE THAT CAN ONLY BE PROVIDED TO A SINGLE AGENT), SUCH LOAN PARTY’S OBLIGATIONS HEREUNDER WITH RESPECT TO SUCH DELIVERY OR CONTROL (OR SIMILAR ACTION OR DELIVERABLE) SHALL BE DEEMED SATISFIED BY THE DELIVERY OF AND/OR PROVISION OF CONTROL OVER SUCH COLLATERAL TO THE AGENT IN RESPECT OF THE TRG CREDIT FACILITY, ACTING AS GRATUITOUS BAILEE ON BEHALF OF AGENT PURSUANT TO THE HUDSON/TRG SUBORDINATION AGREEMENT.

(c)    Concurrently with the effectiveness of the TRG Credit Facility, Agent agrees that it shall, and each of the Lenders hereby directs Agent to, enter into the Hudson/TRG Subordination Agreement. Each Secured Party hereby (a) consents to the subordination of its right to payment of the Obligations, and the subordination of the Liens on the Collateral securing the Obligations, on the terms to be set forth in (and, upon its execution, actually set forth in) the Hudson/TRG Subordination Agreement, (b) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Hudson/TRG Subordination Agreement and (c) consents to the terms and conditions of the TRG Credit Facility (and the execution and performance thereof) as described in the TRG Commitment Letter. Each of the parties hereto (on behalf of itself and any of its current and/or future successors, assigns and/or participants) agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Section 15.7(c) were not timely performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby). It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which any party is entitled at law or in equity, to an injunction or injunctions, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Section 15.7(c) and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof set forth above.

BORROWER:

DOMA HOLDINGS, INC.

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

GUARANTORS:

[__________________]

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

AGENT:

HUDSON STRUCTURED CAPITAL MANAGEMENT LTD.

By: _________________________________________

Name:

Title:

LENDERS:

[_______________________]

By: _________________________________________

Name:

Title:

[_______________________]

By: _________________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

SCHEDULE 1

Term Loan Commitments

Lender	Term Loan Commitment Amount
HSCM Bermuda Fund Ltd.	$113,987,528.00
HS Santanoni LP	$19,994,990.00
HS Opalescent LP	$16,017,482.00
TOTAL:	$150,000,000.00

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

Reference is made to that certain Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to the terms of the Credit Agreement, the undersigned Responsible Officer of Borrower hereby certifies, in his capacity as an Responsible Officer and not in his individual capacity, that:

1.	Attached hereto as Annex A are calculations showing compliance with the financial covenants set forth in Section 7.13 of the Credit Agreement.

2.

The financial information provided pursuant to Section 6.2(b) of the Credit Agreement presents fairly in accordance with GAAP (subject to normal year-end and audit adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such fiscal quarter and for that portion of the Fiscal Year then ended.

3.

Any other information presented herein is true, correct and complete in all material respects and there has been no Default or Event of Default in existence as of the date hereof or, if a Default or Event of Default has occurred and is continuing, the nature thereof and all efforts undertaken to cure such Default or Event of Default are described on Annex B attached hereto.

[signature page follows]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first written above.

Name:
Title:

ANNEX A

[see attached]

ANNEX B

[see attached]

EXHIBIT B

FORM OF NOTICE OF BORROWING

[LETTERHEAD OF THE BORROWER]

___________ __, 2020

Hudson Structured Capital Management Ltd.,

as Agent under the Credit Agreement referred to below

Attn:

The undersigned (i) refers to the Loan and Security Agreement, dated as of December 31, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Doma Holdings, Inc., a Delaware corporation (“Borrower”), each Person named as a Guarantor on the signature pages hereto, the lenders from time to time party thereto (collectively, the “Lenders”) and Hudson Structured Capital Management Ltd., a Bermuda limited company, as agent for the Lenders and (ii) hereby gives you notice pursuant to Section 3.5 of the Credit Agreement that the undersigned hereby requests the Term Loan under the Credit Agreement (the “Proposed Loan”), and in connection therewith, sets forth below the information relating to such Proposed Loan as required by Section 3.5 of the Credit Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Credit Agreement.

a.	The amount of the Proposed Term Loan is $________________.

b.	The borrowing date of the Proposed Loan is ___________.[1]

c.

 The Agent and the Lenders are hereby irrevocably authorized and instructed by the Loan Parties and hereby agree, to disburse the Proposed Loan in accordance with the wire transfer instructions set forth on Exhibit A attached hereto. The Loan Parties hereby acknowledge that the Agent shall disburse the Proposed Loan strictly on the basis of the information set forth on Exhibit A even if such information is incorrect. In the event that any such information is incorrect, each Loan Party hereby agrees that it shall be fully liable for any and all losses, costs and expenses arising therefrom. The Borrower acknowledges and agrees that the disbursements made directly to other parties are for administrative convenience and the legal effect thereof is the same as if the proceeds of the Proposed Loan were transferred directly to the Borrower.

[signature page follows]

1 Must be a Business Day.

IN WITNESS WHEREOF, this Notice of Borrowing is executed by the undersigned as of the date first written above.

DOMA HOLDINGS, INC.

By:
Name:
Title:

[EXHIBIT A

WIRING INSTRUCTIONS]

Payee	Wiring Instructions
__________________	Bank: [City/State] ABA # Account # Ref:

EXHIBIT C

FORM OF COUNTERPART AGREEMENT

See attached.

EXHIBIT D

FORM OF WARRANT

See attached.